The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are neither offers to sell nor solicitations of offers to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.
Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-249937
333-249937-01
Subject to Completion, dated December 8, 2020
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated November 6, 2020)

OneMain Finance Corporation
$500,000,000
% Senior Notes due 2030
OneMain Finance Corporation (“OMFC”) is offering $500 million aggregate principal amount of its   % Senior Notes due 2030 (the “notes”). The notes will bear interest at a rate of   % per annum. The notes will mature on September   , 2030. Interest will accrue on the notes from   , 2020. Interest on the notes is payable on    and    of each year, commencing on   , 2021.
The notes will be redeemable, in whole or in part, at any time on or after September   , 2025 at the redemption prices set forth in this prospectus supplement under “Description of the Notes — Optional Redemption,” plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. At any time prior to September   , 2025, the notes will be redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, plus a “make-whole” premium, as described under “Description of the Notes — Optional Redemption.”
The notes will be guaranteed by OMFC’s direct parent company, OneMain Holdings, Inc. (“OMH”), of which OMFC is a wholly-owned direct subsidiary, but the notes will not be guaranteed by any of OMFC’s subsidiaries, including OneMain Financial Holdings, LLC (“OMFH”) and its subsidiaries (OMFH and its subsidiaries, collectively, “OneMain”), or any other party.
The notes will be OMFC’s general unsecured obligations and will rank equally in right of payment with all of OMFC’s existing and future unsubordinated debt. The notes will be effectively subordinated to all of OMFC’s secured obligations to the extent of the value of the assets securing such obligations, and structurally subordinated to all existing and future liabilities of OMFC’s subsidiaries (including OneMain).
OMFC intends to use the net proceeds from this offering, together with cash on hand, to redeem the $650 million aggregate principal amount outstanding of OMFC’s 7.75% Senior Notes due 2021. See “Use of Proceeds.”
Investing in the notes involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement and page 7 of the accompanying prospectus and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
	Per Note	Note Total
Public offering price(1)%		$
Underwriting discount	%	$
Proceeds, before expenses, to us	%	$
(1)	Plus accrued interest, if any, from , 2020, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will not be listed on any securities exchange.
We expect that beneficial interests in the notes will be credited in book-entry form through the facilities of The Depository Trust Company (“DTC”) to the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A., on or about   , 2020, which is the    business day following the date of pricing of the notes.
Joint Book-Running Managers
RBC Capital Markets	Deutsche Bank Securities	Natixis
Barclays	Citigroup	Citizens Capital Markets
Goldman Sachs & Co. LLC	Mizuho Securities	Morgan Stanley
NatWest Markets	Regions Securities LLC	SOCIETE GENERALE
Co-Managers
BNP PARIBAS	MUFG	Ramirez & Co., Inc.
  , 2020

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the SEC. Under this shelf registration process, we may sell the securities described in the accompanying prospectus at our discretion in one or more offerings. You should read (i) this prospectus supplement, (ii) the accompanying prospectus, (iii) any free writing prospectus prepared by or on behalf of us or to which we have referred you and (iv) the documents incorporated by reference herein and therein that are described in this prospectus supplement and the accompanying prospectus under the heading “Where You Can Find More Information.”
We and the underwriters have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may have provided you. We and the underwriters are offering to sell, and seeking offers to buy, these securities only in jurisdictions where the offers and sales are permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus or any other documents incorporated by reference in either is accurate only as of the stated date of each document in which the information is contained. After the stated date, our business, financial condition, results of operations and prospects may have changed.
This prospectus supplement and the accompanying prospectus summarize certain documents and other information to which we refer you for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. In making an investment decision, you should rely on your own examination of our Company (as defined herein) and the terms of this offering and the notes, including the merits and risks involved.
We and the underwriters are not making any representation to any purchaser of the notes regarding the legality of the purchaser’s investment in the notes. You should not consider any information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the notes.
S-i

Prospectus Supplement
Prospectus
S-ii

USE OF NON-GAAP FINANCIAL MEASURES
The SEC has adopted rules to regulate the use of “non-GAAP financial measures” in filings with the SEC and in other public disclosures. These measures are derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
We use adjusted pretax income (loss), a non-GAAP financial measure in this prospectus supplement and accompanying prospectus, as a key performance measure of our reported segment, Consumer and Insurance. Adjusted pretax income (loss) represents income (loss) before income taxes on a Segment Accounting Basis (as described below) and excludes direct costs associated with COVID-19 (as defined herein), net losses resulting from repurchases and repayments of debt, acquisition-related transaction and integration expenses, net gain on sale of cost method investment, restructuring charges, additional net gain on sale of equity interests in a joint venture (“sale of SpringCastle interests”), lower of cost or fair value adjustment on loans held for sale, net loss on sale of real estate loans, and non-cash incentive compensation expense related to the distributions by SFH (as defined herein) to Fortress Investment Group LLC resulting from the Apollo-Värde Transaction (as defined herein). Management believes adjusted pretax income (loss) is useful in assessing the profitability of our segment and uses adjusted pretax income (loss) in evaluating our operating performance and performance goals established in the Company’s executive compensation program. Adjusted pretax income (loss) is a non-GAAP financial measure and should be considered supplemental to, but not as a substitute for or superior to, income (loss) before income taxes, net income, or other measures of financial performance prepared in accordance with GAAP. Segment Accounting Basis refers to a basis used to report the operating results of our segment, which reflects our allocation methodologies for certain costs and excludes the impact of applying purchase accounting.
See “Summary — Summary Consolidated Historical Financial Data of OMH and its Subsidiaries” in this prospectus supplement for reconciliations of income (loss) before income taxes on a Segment Accounting Basis to adjusted pretax income (loss). See also Note 19 of the notes to the consolidated financial statements in OMH’s and SFC’s (now known as OMFC) combined Annual Report on Form 10-K for the year ended December 31, 2019 and Note 15 of the notes to the unaudited condensed consolidated financial statements in OMH’s and OMFC’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which is incorporated by reference herein, for the reconciliation of OMH’s segment information on a Segment Accounting Basis to consolidated financial statement amounts.
INDUSTRY AND MARKET DATA
We obtained the market and competitive position data used or incorporated by reference in this prospectus supplement and accompanying prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, neither we nor the underwriters have independently verified such data and neither we nor the underwriters make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.
FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein contain or incorporate by reference certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements are subject to risks, uncertainties, assumptions, and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, which speak only as of the date they were made. We do not undertake any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Forward-looking statements include, without limitation, statements
S-iii

concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will” are intended to identify forward-looking statements.
As set forth more fully under “Part I, Item 1A. Risk Factors” and “Part I, Item 3. Legal Proceedings” in OMH’s and OMFC’s combined Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by the disclosures under “Part II, Item 1A. Risk Factors” in OMH’s and OMFC’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which is incorporated by reference herein, important factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following:
•	adverse changes in general economic conditions, including the interest rate environment and the financial markets;
•	risks associated with the global outbreak of a novel strain of coronavirus (“COVID-19”) and the mitigation efforts by governments and related effects on us, our customers and employees;
•
our estimates of the allowance for finance receivable losses may not be adequate to absorb actual losses, causing our provision for finance receivable losses to increase, which would adversely affect our results of operations;

•	increased levels of unemployment and personal bankruptcies;
•	adverse changes in the rate at which we can collect or potentially sell our finance receivables portfolio;
•	natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or our branches or other operating facilities;
•	war, acts of terrorism, riots, civil disruption, pandemics, disruptions in the operation of our information systems, or other events disrupting business or commerce;
•
risks related to the acquisition or sale of assets or businesses or the formation, termination, or operation of joint ventures or other strategic alliances, including increased loan delinquencies or net charge-offs, integration or migration issues, increased costs of servicing, incomplete records, and retention of customers;

•
a failure in or breach of our operational or security systems or infrastructure or those of third parties, including as a result of cyber-attacks, or other cyber-related incidents involving the loss, theft or unauthorized disclosure of personally identifiable information, or “PII,” of our present or former customers;

•	our credit risk scoring models may be inadequate to properly assess the risk of customer unwillingness or lack of capacity to repay;
•	adverse changes in our ability to attract and retain employees or key executives to support our businesses;
•
increased competition, or changes in customer responsiveness to our distribution channels, an inability to make technological improvements, and the ability of our competitors to offer a more attractive range of personal loan products than we offer;

•
changes in federal, state, or local laws, regulations, or regulatory policies and practices that adversely affect our ability to conduct business or the manner in which we currently are permitted to conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry, our use of third-party vendors and real estate loan servicing, or changes in corporate or individual income tax laws or regulations, including effects of the Public Law 115-97, commonly referred to as the “Tax Act,” amending the Internal Revenue Code of 1986 (the “Code”) and the Coronavirus Aid, Relief, and Economic Security Act, commonly referred to as the “CARES Act”;

S-iv

•	risks associated with our insurance operations, including insurance claims that exceed our expectations or insurance losses that exceed our reserves;
•	our inability to successfully implement our growth strategy for our consumer lending business or successfully acquire portfolios of finance receivables;
•	a change in the proportion of secured loans may affect our personal loan receivables and portfolio yield;
•	declines in collateral values or increases in actual or projected delinquencies or net charge-offs;
•
potential liability relating to finance receivables which we have sold or securitized or may sell or securitize in the future if it is determined that there was a non-curable breach of a representation or warranty made in connection with such transactions;

•	the costs and effects of any actual or alleged violations of any federal, state, or local laws, rules or regulations, including any associated litigation;
•
the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority and any associated litigation;

•	our continued ability to access the capital markets and maintain adequate current sources of funds to satisfy our cash flow requirements;
•	our ability to comply with our debt covenants;
•	our ability to generate sufficient cash to service all of our indebtedness;
•	any material impairment or write-down of the value of our assets;
•
the ownership of OMH's common stock continues to be highly concentrated, which may prevent other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest;

•	the effects of any downgrade of our debt ratings by credit rating agencies, which could have a negative impact on our cost of and/or access to capital;
•
our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry or our ability to incur additional borrowings;

•	our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries;
•	changes in accounting standards or tax policies and practices and the application of such new standards, policies and practices;
•	management estimates and assumptions, including estimates and assumptions about future events, may prove to be incorrect; and
•	other risks described in “Risk Factors” in this prospectus supplement.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified or incorporated by reference in this prospectus supplement and the accompanying prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.
S-v

SUMMARY
This summary highlights the information contained elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein, including the financial statements and the notes to those statements.
In this prospectus supplement, except as otherwise indicated or the context otherwise requires, each reference to (i) “OMFC” refers to OneMain Finance Corporation, (ii) “OMH” refers to OneMain Holdings, Inc., (iii)“OMFH” refers to OneMain Financial Holdings, LLC, (iv) “OneMain” refers to OMFH and its subsidiaries and (v) “the Company,” “we,” “us” and “our” refers to OMH and its subsidiaries, whether directly or indirectly owned. See “— Organizational Structure” below.
We are a leading lending-exclusive consumer finance company providing responsible personal loan products to customers through our branch network and the internet. We have over a 100-year track record of high-quality origination, underwriting and servicing of finance receivables, primarily to non-prime consumers. Our deep understanding of local markets and customers, together with our proprietary underwriting process and data analytics, allows us to price, manage and monitor risk effectively through changing economic conditions. With an experienced management team, proven access to the capital markets and strong demand for consumer credit, we believe we are well positioned for future growth.
We staff each of our branch offices with local, well-trained personnel who have significant experience in the industry. Our business model revolves around an effective origination, underwriting and servicing process that leverages each branch office’s local presence in these communities along with the personal relationships developed with our customers. Credit quality is also driven by our long-standing underwriting philosophy, which takes into account each prospective customer’s household budget and his or her willingness and capacity to repay the loan.
In connection with our personal loan business, our insurance subsidiaries offer our customers optional credit and non-credit insurance policies covering our customers and the property pledged as collateral for our finance receivables. As of September 30, 2020, we had $17.8 billion of net finance receivables due from approximately 2.30 million personal loans, all of which was held by OMFC and its subsidiaries.
We also pursue strategic acquisitions and dispositions of assets and businesses, including loan portfolios and other financial assets, as well as fee-based opportunities in servicing loans for others in connection with potential strategic portfolio acquisitions through our centralized operations.
Our Corporate History and Corporate Information
OMFC (formerly known as Springleaf Finance Corporation (“SFC”)) is a financial services holding company whose subsidiaries engage in the consumer finance and insurance business. OMFC was incorporated in Indiana in 1927 as successor to a business started in 1920. OMH was incorporated in Delaware in 2013. On November 15, 2015, OMH acquired all of the outstanding equity interests of OMFH for approximately $4.5 billion in cash (the “OneMain Acquisition”). In connection with the OneMain Acquisition, OMH changed its name from Springleaf Holdings, Inc. to OneMain Holdings, Inc. As a result of the OneMain Acquisition, OMFH became a wholly-owned, indirect subsidiary of OMH. Subsequently, in an effort to simplify our legal entity structure, we undertook a series of intercompany equity contributions and mergers, pursuant to which OMFH become a wholly-owned direct subsidiary of OMFC (effective as of June 22, 2018) and OMFC became a wholly-owned direct subsidiary of OMH (on September 20, 2019, but effective for purposes of OMFC’s consolidated financial statements as of July 1, 2019). See “— Organizational Structure” below. Effective as of July 1, 2020, OMFC changed its name from Springleaf Finance Corporation to OneMain Finance Corporation.
On June 25, 2018, an investor group led by funds managed by affiliates of Apollo Global Management, LLC and Värde Partners, Inc. (the “Apollo-Värde Group”) completed its purchase of 54,937,500 shares (the “Apollo-Värde Transaction”) of OMH’s common stock beneficially owned by Springleaf Financial Holdings, LLC (“SFH”) representing the entire holdings of OMH’s stock beneficially owned by a private equity fund managed by an affiliate of Fortress Investment Group LLC (“Fortress”), for an aggregate purchase price of approximately $1.4 billion in cash. As a result, the Apollo-Värde Group is OMH’s largest stockholder and, as of September 30, 2020, owns approximately 40.9 % of the outstanding shares of OMH’s common stock.

Our executive offices are located at 601 N.W. Second Street, Evansville, Indiana 47708, and our telephone number is (812) 424-8031. Our website address is www.omf.com. The information on our website is not a part of this prospectus supplement and is not incorporated into this prospectus supplement or the accompanying prospectus by reference.
Recent Developments
Payment of Cash Dividend
On November 17, 2020, OMH paid a regular quarterly dividend of $0.45 per share to record holders of OMH’s common stock as of the close of business on November 9, 2020 (the “November 2020 dividend payment”). To provide funding for the OMH dividend, OMFC paid a dividend in the amount of $61 million to its sole shareholder, OMH, on November 16, 2020.

Organizational Structure
The following chart summarizes our organizational structure as of September 30, 2020 as well as the aggregate principal amount of outstanding indebtedness of OMFC and its subsidiaries (including OneMain) as of September 30, 2020 after giving effect to this offering, the use of net proceeds therefrom as described under “Use of Proceeds” and certain other transactions described in the footnotes below. See “OMH Capitalization,” “OMFC Capitalization” and “Description of Certain Other Indebtedness” for more information.
This chart is provided for illustrative purposes only and does not represent all of our subsidiaries or obligations.

(a)	Management consists of outstanding shares of common stock beneficially owned by OMH directors and executive officers as of September 30, 2020.
(b)
Gives effect to the redemption of the $650 million aggregate principal amount outstanding of OMFC’s 7.75% Senior Notes due 2021 (of which $15 million aggregate principal amount is currently held by one of our insurance subsidiaries and will not reduce our aggregate debt upon redemption) with the net proceeds from this offering, together with cash on hand. See “Use of Proceeds.”

(c)
Reflects the net decrease of debt occurring after September 30, 2020 through December 7, 2020 of $430 million (the “OMFC Net Debt Decrease”) of principal repayments on our securitization debt. As of December 7, 2020, there were no amounts drawn under our revolving conduit facilities.

The Offering
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The following is not intended to be complete. You should carefully review the “Description of the Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the notes.
Issuer
OneMain Finance Corporation, an Indiana corporation.
Notes to be Issued
$500 million aggregate principal amount of   % senior notes due September   , 2030.
Maturity
The notes will mature on September   , 2030.
Interest Rate
The notes will bear interest at the rate of   % per annum, payable semiannually in arrears.
Interest Payment Dates
Each    and   , commencing on   , 2021. Interest will accrue from the issue date of the notes.
Guarantee
The payment of principal of, and premium and interest on, the notes will be fully and unconditionally guaranteed on an unsecured basis by OMH, OMFC’s direct parent company. See “Description of the Notes — Parent Guaranty.” The notes will not be guaranteed by any of OMFC’s subsidiaries (including OneMain).
Ranking
The notes will be OMFC’s senior unsecured obligations. The notes will rank equally in right of payment with all of OMFC’s other existing and future unsubordinated indebtedness from time to time outstanding, will be effectively subordinated to all of OMFC’s secured obligations to the extent of the value of the assets securing such obligations, will be structurally subordinated to all existing and future liabilities of OMFC’s subsidiaries (including OneMain), and will rank senior in right of payment to all existing and future subordinated indebtedness of OMFC.
The guarantee of the notes will be OMH’s senior unsecured obligation. The guarantee of the notes will rank equally in right of payment with all of OMH’s other existing and future unsubordinated indebtedness from time to time outstanding, will be effectively subordinated to all of OMH’s secured obligations to the extent of the value of the assets securing such obligations, will be structurally subordinated to all existing and future liabilities of OMH’s subsidiaries (other than OMFC), and will rank senior in right of payment to all existing and future subordinated indebtedness of OMH.

As of September 30, 2020, after giving effect to (i) this offering and the use of net proceeds therefrom as described under “Use of Proceeds” and (ii) the OMFC Net Debt Decrease:
•	the notes and the guarantee by OMH of the notes would have ranked equally with approximately $8.5 billion aggregate principal amount of unsubordinated indebtedness;
•
the notes and the guarantee by OMH of the notes would have been structurally subordinated to approximately $8.0 billion aggregate principal amount of indebtedness (including borrowings under revolving conduit facilities (of which there are currently none) and securitizations) of OMFC’s subsidiaries (including OneMain);

•	the notes and the guarantee by OMH of the notes would have ranked senior in right of payment to $350 million aggregate principal amount of subordinated indebtedness; and
•	OMH and its subsidiaries would have had approximately $17.3 billion aggregate principal amount of total indebtedness outstanding.
Optional Redemption
The notes may be redeemed, in whole or in part, at OMFC’s option, at any time or from time to time (1) prior to September   , 2025, at a “make-whole” redemption price, as described in this prospectus supplement under the caption “Description of the Notes—Optional Redemption,” and (2) on and after September   , 2025, at the redemption prices described under “Description of the Notes—Optional Redemption,” in each case plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. See “Description of the Notes – Optional Redemption.”
Certain Covenants
The notes contain certain restrictions, including a limitation that restricts OMFC’s ability and the ability of OMFC’s subsidiaries to incur liens on certain assets. See “Description of the Notes — Limitations on Liens.”
The notes also restrict OMFC’s ability to merge with or into, or sell or convey all or substantially all of its assets to, any other corporation or entity. See “Description of the Notes — Merger and Consolidation.”
Use of Proceeds
OMFC intends to use the net proceeds from this offering, together with cash on hand, to redeem the $650 million aggregate principal amount outstanding of OMFC’s 7.75% Senior Notes due 2021. See “Use of Proceeds.”

Governing Law
The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
No Prior Market
The notes will be new securities for which there is no market. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, a liquid market for the notes may not develop or be maintained.
Risk Factors
You should carefully consider the information set forth herein under “Risk Factors” and in the section entitled “Risk Factors” in OMH’s and OMFC’s most recent combined Annual Report on Form 10-K and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus in deciding whether to purchase the notes.
Conflicts of Interest
Certain affiliates of one of the co-managers, who are holders of OMFC’s 7.75% Senior Notes due 2021, will receive at least 5% of the net proceeds of this offering, after deducting underwriting discounts and commission and estimated offering expenses, as a result of our redemption of OMFC’s 7.75% Senior Notes due 2021. Because 5% or more of the net proceeds of this offering will be paid to an underwriter, which is considered a “conflict of interest” under Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121, this offering will be made in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to Rule 5121(a)(1)(A), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the underwriters primarily responsible for managing the public offering do not have a conflict of interest, are not affiliates of any underwriter that does have a conflict of interest, and meet the requirements of paragraph (f)(12)(E) of Rule 5121. In accordance with Rule 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder. See “Underwriting (Conflicts of Interest).”

Summary Consolidated Historical Financial Data of OMH and its Subsidiaries
The following tables present OMH’s summary historical financial information as of and for the periods described below.
The summary historical consolidated statement of operations data for the years ended December 31, 2019, 2018 and 2017 and the summary historical consolidated balance sheet data as of December 31, 2019 and 2018 have been derived from OMH’s audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.
The summary historical consolidated statement of operations data for the nine months ended September 30, 2020 and September 30, 2019 and the summary historical consolidated balance sheet data as of September 30, 2020 have been derived from OMH’s unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary historical consolidated balance sheet data as of September 30, 2019 has been derived from OMH’s unaudited condensed consolidated financial statements for the nine months then ended, which are not incorporated by reference herein. The unaudited condensed consolidated financial statements include all adjustments necessary for a fair presentation of the information set forth herein. Interim results of operations are not necessarily indicative of the results to be expected for the full year.
The summary historical financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and OMH’s audited consolidated financial statements and related notes in OMH’s and OMFC’s combined Annual Report on Form 10-K for the year ended December 31, 2019 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and OMH’s unaudited condensed consolidated financial statements and related notes in OMH’s and OMFC’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which is incorporated by reference herein.
	At or for the Nine Months Ended September 30,		At or for the Years Ended December 31,
(dollars in millions, except per share amounts)	2020	2019	2019	2018	2017
Consolidated Statements of Operations Data:
Interest income	$3,273	$3,020	$4,127	$3,658	$3,196
Interest expense	781	717	970	875	816
Provision for finance receivable losses	1,186	836	1,129	1,048	955
Net interest income after provision for finance receivable losses	1,306	1,467	2,028	1,735	1,425
Other revenues	390	460	622	574	560
Other expenses	1,194	1,172	1,552	1,685	1,554
Income before income taxes	502	755	1,098	624	431
Income tax expense	131	161	243	177	248
Net income	$371	$594	$855	$447	$183

Earnings per share of OneMain Holdings, Inc.:
Basic	$2.75	$4.36	$6.28	$3.29	$1.35
Diluted	$2.75	$4.36	$6.27	$3.29	$1.35

	At September 30,		At December 31,
(dollars in millions)	2020	2019	2019	2018
Consolidated Balance Sheet Data:
Net finance receivables, less unearned insurance premium and claim reserves and allowance for finance receivable losses	$14,715	$16,231	$16,767	$14,771
Total assets	21,857	22,410	22,817	20,090
Long-term debt(a)	17,531	17,021	17,212	15,178
Total liabilities	18,734	18,316	18,487	16,291
Total shareholders’ equity	3,123	4,094	4,330	3,799
(a)	Long-term debt is comprised of the following:
	At September 30,		At December 31,
(dollars in millions)	2020	2019	2019	2018
Long-term debt:
Consumer securitization debt	$8,366	$8,200	$7,643	$7,510
Total existing senior notes	8,993	8,649	9,397	7,496
Total existing senior debt	17,359	16,849	17,040	15,006
Junior subordinated debt (hybrid debt)	172	172	172	172
Total debt	$17,531	$17,021	$17,212	$15,178

Non-GAAP Financial Measures
Adjusted Pretax Income (Loss). Management uses adjusted pretax income (loss), a non-GAAP financial measure, as a key performance measure of our segment. Adjusted pretax income (loss) is a non-GAAP financial measure and should be considered supplemental to, but not as a substitute for or superior to, income (loss) before income taxes, net income, or other measures of financial performance prepared in accordance with GAAP. See “Use of Non-GAAP Financial Measures.”
OMH’s reconciliations of income (loss) before income taxes on a Segment Accounting Basis to adjusted pretax income (loss) (non-GAAP) by segment were as follows:
	Nine Months Ended September 30,		Year Ended December 31,
(dollars in millions)	2020	2019	2019	2018	2017
Consumer and Insurance
Income before income taxes — Segment Accounting Basis	$530	$814	$1,168	$787	$676
Adjustments:
Direct costs associated with COVID-19(1)	13	—	—	—	—
Net losses on repurchases and repayments of debt	35	30	30	63	18
Acquisition-related transaction and integration expenses(2)	10	16	14	47	66
Net gain on sale of cost method investment	—	(11)	(11)	—	—
Restructuring charges	7	5	5	8	—
Adjusted pretax income (non-GAAP)	$595	$854	$1,206	$905	$760

Other
Loss before income tax benefit — Segment Accounting Basis	$(5)	$(2)	$(3)	$(131)	$(40)
Adjustments:
Additional net gain on sale of SpringCastle interests	(4)	(7)	(7)	—	—
Net loss on sale of real estate loans(3)	—	1	1	6	—
Non-cash incentive compensation expense	—	—	—	106	—
Lower of cost or fair value adjustment(4)	4	—	—	—	—
Acquisition-related transaction and integration expenses(2)	—	—	—	—	6
Adjusted pretax loss (non-GAAP)	$(5)	$(8)	$(9)	$(19)	$(34)
(1)
Direct costs associated with COVID-19 include (i) information technology costs to transition employees to work remotely, (ii) branch, central operations, and corporate locations sanitization services and supplies, (iii) installation of protective barriers and other appropriate safety measures and (iv) other costs and fees directly related to COVID-19.

(2)
Acquisition-related transaction and integration expenses incurred as a result of the OneMain Acquisition include (i) compensation and employee benefit costs, such as retention awards and severance costs, (ii) accelerated amortization of acquired software assets, (iii) rebranding to the OneMain brand, (iv) branch infrastructure and other fixed asset integration costs, (v) information technology costs, such as internal platform development, software upgrades and licenses, and technology termination costs, (vi) legal fees and project management costs, (vii) system conversions, including human capital management, marketing, risk, and finance functions, and (viii) other costs and fees directly related to the OneMain Acquisition and integration.

(3)
For the nine months ended September 30, 2019 and the years ended December 31, 2019 and 2018, the resulting impairment on finance receivables held for sale remaining after the applicable real estate loan sales in each period has been combined with the gains on the sales. See Note 7 of the notes to the consolidated financial statements in Part II- Item 8 of OMH’s and OMFC’s combined Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, and Note 6 of the notes to the condensed consolidated financial statements in Part I- Item 1 of OMH’s and OMFC’s respective Quarterly Reports on Form 10-Q for the quarter ended September 30, 2019, which are not incorporated by reference herein.

(4)
The carrying value of the remaining real estate loans classified in finance receivables held for sale exceeded their fair value, and accordingly, were marked to fair value and an impairment was recorded in other revenue during the nine months ended September 30, 2020.

Summary Consolidated Historical Financial Data of OMFC and its Subsidiaries
The following tables present OMFC’s summary historical financial information as of and for the periods described below.
The summary historical consolidated statement of operations data for the years ended December 31, 2019, 2018 and 2017 and the summary historical consolidated balance sheet data as of December 31, 2019 and 2018 have been derived from OMFC’s audited consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.
The summary historical consolidated statement of operations data for the nine months ended September 30, 2020 and September 30, 2019 and the summary historical consolidated balance sheet data as of September 30, 2020 have been derived from OMFC’s unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary historical consolidated balance sheet data as of September 30, 2019 has been derived from OMFC’s unaudited condensed consolidated financial statements for the nine months then ended, which are not incorporated by reference herein. The unaudited condensed consolidated financial statements include all adjustments necessary for a fair presentation of the information set forth herein. Interim results of operations are not necessarily indicative of the results to be expected for the full year.
The summary historical financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and OMFC’s audited consolidated financial statements and related notes in OMH’s and OMFC’s combined Annual Report on Form 10-K for the year ended December 31, 2019 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and OMFC’s unaudited condensed consolidated financial statements and related notes in OMH’s and OMFC’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which is incorporated by reference herein.
	Nine Months Ended September 30,		At or for the Years Ended December 31,
(dollars in millions)	2020	2019	2019	2018	2017
Consolidated Statements of Operations Data:
Interest income	$3,273	$3,020	$4,127	$3,648	$3,187
Interest expense	781	719	972	876	816
Provision for finance receivable losses	1,186	836	1,129	1,043	947
Net interest income after provision for finance receivable losses	1,306	1,465	2,026	1,729	1,424
Other revenues	390	468	629	560	540
Other expenses	1,194	1,171	1,551	1,646	1,569
Income before income taxes	502	762	1,104	643	395
Income tax expense	131	165	246	182	243
Net income	$371	$597	$858	$461	$152

	At September 30,		At December 31,
(dollars in millions)	2020	2019	2019	2018
Consolidated Balance Sheet Data:
Net finance receivables, less unearned insurance premium and claim reserves and allowance for finance receivable losses	$14,715	$16,231	$16,767	$14,734
Total assets	21,865	22,410	22,816	20,309
Long-term debt(a)	17,531	17,021	17,212	15,178
Total liabilities	18,734	18,321	18,491	16,288
Total shareholder’s equity	3,122	4,089	4,325	4,021
(a)	Long-term debt is comprised of the following:
	At September 30,		At December 31,
(dollars in millions)	2020	2019	2019	2018
Long-term debt:
Consumer securitization debt	$8,366	$8,200	$7,643	$7,510
Total existing senior notes	8,993	8,649	9,397	7,496
Total existing senior debt	17,359	16,849	17,040	15,006
Junior subordinated debt (hybrid debt)	172	172	172	172
Total debt	$17,531	$17,021	$17,212	$15,178

RISK FACTORS
In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the matters addressed under “Forward-Looking Statements,” you should carefully consider the following risks before investing in the notes. You should also read the risk factors and other cautionary statements, including those described under the sections entitled “Risk Factors” in OMH’s and OMFC’s combined Annual Report on Form 10-K for the year ended December 31, 2019 and the sections entitled “Legal Proceedings” and “Risk Factors” in OMH’s and OMFC’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus.
We are subject to certain risks and hazards due to the nature of the business activities we conduct. The risks discussed below and incorporated by reference in this prospectus supplement and the accompanying prospectus, any of which could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, liquidity, results of operations and prospects.
Risks Related to the Notes
If current market conditions or our financial performance deteriorates, we may not be able to generate sufficient cash to service all of our indebtedness, including the notes offered hereby, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.
Our ability to make scheduled payments or to refinance our debt obligations, including the notes offered hereby, depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions, which may deteriorate in the future, and to certain financial, business and other factors beyond our control.
At September 30, 2020, after giving effect to (i) this offering and the use of net proceeds therefrom as described under “Use of Proceeds,” (ii) the OMFC Net Debt Decrease and (iii) the November 2020 dividend payment, OMH and OMFC would have each had $1.7 billion of cash and cash equivalents. See “OMH Capitalization” and “OMFC Capitalization.” During the year ended December 31, 2019 and the nine months ended September 30, 2020, OMH generated net income of $855 million and $371 million, respectively, and OMFC generated net income of $858 million and $371 million, respectively. OMH’s and OMFC’s net cash outflows from operating and investing activities each totaled $1.1 billion for the year ended December 31, 2019, and OMH’s and OMFC’s net cash inflows from operating and investing activities each totaled $1.4 billion for the nine months ended September 30, 2020. At September 30, 2020, OMH and OMFC had $8.3 billion of unencumbered finance receivables. At September 30, 2020, OMH and OMFC had $110 million of unencumbered real estate loans (all of which are held for sale). We intend to support our liquidity position by pursuing additional debt financings (including new securitizations and new debt issuances, debt refinancing transactions and standby funding facilities), or a combination of the foregoing.
We cannot give any assurance that we would be able to take any of these actions, that these actions would be successful even if undertaken, that these actions would permit us to meet our scheduled debt obligations, or that these actions would be permitted under the terms of our existing or future debt agreements. In the absence of sufficient cash resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt and other obligations.
Further, our ability to refinance our debt on attractive terms or at all, as well as the timing of any refinancings, depends upon a number of factors over which we have little or no control, including general economic conditions, such as unemployment levels, housing markets and interest rates, disruptions in the financial markets, the market’s view of the quality, value, and liquidity of our assets, our current and potential future earnings and cash flows, and our credit ratings. In addition, any financing, particularly any securitization, that is reviewed by a rating agency is subject to the rating agency’s view of the quality and value of any assets supporting such financing, our processes to generate cash flows from, and monitor the status of, such assets, and changes in the methodology used by the rating agencies to review and rate the applicable financing. This process may require significant time and effort to complete and may not result in a favorable rating or any rating at all, which could reduce the effectiveness of such financing or render it unexecutable.

If we cannot make scheduled payments on our debt, we will be in default and as a result our debt holders could declare all outstanding principal and interest to be due and payable, which could also result in an event of default and declaration of acceleration under certain of our other debt agreements.
Our indebtedness is significant, which could affect our ability to meet our obligations under our debt instruments and could materially and adversely affect our business and our ability to react to changes in the economy or our industry.
We currently have a significant amount of indebtedness. As of September 30, 2020, after giving effect to (i) this offering and the use of net proceeds therefrom as described under “Use of Proceeds” and (ii) the OMFC Net Debt Decrease, OMH and its subsidiaries would have had approximately $17.3 billion aggregate principal amount of total indebtedness outstanding, and the notes and the guarantee by OMH of the notes being offered hereby would have ranked equally with approximately $8.5 billion aggregate principal amount of unsubordinated indebtedness.
The amount of indebtedness could have important consequences, including the following:
•
it may require us to dedicate a significant portion of our cash flow from operations to the payment of the principal of, and interest on, our indebtedness, which reduces the funds available for other purposes, including finance receivable originations;

•	it could limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing regulatory, business and economic conditions;
•
it may limit our ability to incur additional borrowings or securitizations for working capital, capital expenditures, business development, debt service requirements, acquisitions or general corporate or other purposes, or to refinance our indebtedness;

•	it may require us to seek to change the maturity, interest rate and other terms of our existing debt;
•	it may place us at a competitive disadvantage to competitors that are proportionately not as highly leveraged;
•	it may cause a downgrade of our debt and long-term corporate ratings; and
•	it may cause us to be more vulnerable to periods of negative or slow growth in the general economy or in our business.
In addition, meeting our anticipated liquidity requirements is contingent upon our continued compliance with our existing debt agreements. An event of default or declaration of acceleration under one of our existing debt agreements could also result in an event of default and declaration of acceleration under certain of our other existing debt agreements. Such an acceleration of our debt would have a material adverse effect on our liquidity and our ability to continue as a going concern.
Furthermore, our existing debt agreements do not restrict us from incurring significant additional indebtedness. If our debt obligations increase, whether due to the increased cost of existing indebtedness or the incurrence of additional indebtedness, the consequences described above could be magnified.
There can be no assurance that we will be able to repay or refinance our debt in the future, including the debt of OneMain.
The limited covenants applicable to the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices for the notes.
The indenture governing the notes, among other things, does not:
•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness, including secured indebtedness (subject to compliance with the lien covenant);
•	limit our ability to guarantee unsecured indebtedness or secured indebtedness (subject to compliance with the lien covenant), including, in each case, indebtedness of OneMain;

•	limit our ability to sell assets (except as described below) or restrict the use of proceeds from such sale;
•	limit OMFC’s subsidiaries’ ability to incur indebtedness, which would be structurally senior to the notes;
•	restrict our ability to repurchase or prepay our securities;
•	restrict our ability to enter into transactions with our affiliates;
•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities; or
•
restrict our ability to engage in any acquisition or other transaction, other than our ability to merge or consolidate with, or sell all or substantially all of our assets to, another person without the surviving or transferring person (if other than OMFC) assuming the obligations under the notes.

Furthermore, we are subject to periodic review by independent credit rating agencies. An increase in the level of our outstanding indebtedness, or other events that could have an adverse impact on our business, properties, financial condition, results of operations or prospects, may cause the rating agencies to downgrade our debt credit rating generally, and the ratings on the notes, which could adversely impact the trading prices for, or the liquidity of, the notes. Any such downgrade could also adversely affect our cost of borrowing, limit our access to the capital markets or result in more restrictive covenants in future debt agreements.
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes—Optional Redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.
Our credit ratings may not reflect all risks of an investment in the notes.
The credit ratings assigned to the notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.
Claims of noteholders will be structurally subordinated to the existing and future obligations of OMFC’s subsidiaries (including OneMain) because they will not guarantee the notes.
The notes will not be guaranteed by any of OMFC’s subsidiaries (including OneMain). Accordingly, claims of holders of the notes will be structurally subordinated to the existing and future obligations of OMFC’s subsidiaries (including OneMain). All obligations of OMFC’s subsidiaries (including OneMain), as the case may be, will have to be satisfied before any of the assets of such entities would be available for distribution, upon a liquidation or otherwise, to OMFC.
OMFC’s subsidiaries, including OneMain, accounted for substantially all of its revenues and assets as of and for the year ended December 31, 2019 and as of and for the nine months ended September 30, 2020.
The notes are unsecured, and consequently the notes will be effectively subordinated to any existing and future secured indebtedness.
The notes are unsecured and will be effectively junior to all of OMFC’s senior secured indebtedness, as well as any future secured indebtedness OMFC may incur, to the extent of the value of the assets securing such secured indebtedness. In addition, the guarantee from OMH is unsecured and will be effectively junior to any existing or future secured indebtedness of OMH to the extent of the value of the assets securing such secured indebtedness. We may also incur additional secured indebtedness in the future. Upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our secured indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the instruments governing such secured indebtedness and to be paid in full from the assets securing that secured indebtedness before any payment may be made with respect to the notes. In that event, because the notes will not be secured by any of our assets, it is possible that there will be no assets from which claims of holders of the notes can be satisfied or, if any assets remain, that the remaining assets will be insufficient to satisfy those claims in full or at all. If the value of such remaining assets is less than the aggregate outstanding principal amount of the notes and all other debt ranking pari passu with the notes, we may be unable to satisfy our obligations under the notes. In addition, if we fail to meet our payment or other obligations under any secured indebtedness we have or may incur, the holders of such secured indebtedness would be entitled to foreclose on our assets securing that secured indebtedness and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result, you may lose a portion or the entire value of your investment in the notes.
OMFC is a holding company and is dependent on dividends and other distributions from its subsidiaries.
OMFC is a holding company with no direct operations. Its principal assets are the equity interests that it holds in its operating subsidiaries. As a result, it is dependent on dividends and other distributions or loans or advances from those subsidiaries to generate the funds necessary to meet its financial obligations, including the payment of principal and interest on the notes offered hereby. OMFC’s subsidiaries may not generate sufficient cash from operations to enable OMFC to make principal and interest payments on its indebtedness, including the notes offered hereby. Furthermore, OMFC’s insurance subsidiaries are subject to policy holder protection regulations that may limit their ability to pay dividends or make loans or advances to OMFC. Moreover, payments to OMFC by its subsidiaries will be contingent upon its subsidiaries’ earnings. OMFC’s subsidiaries are permitted under the terms of OMFC’s indebtedness, including the notes offered hereby, to incur additional indebtedness that may restrict payments from those subsidiaries to OMFC. We cannot assure you that agreements governing current and future indebtedness of OMFC’s subsidiaries will permit those subsidiaries to provide OMFC with sufficient cash to fund its debt service payments.
OMFC’s subsidiaries are legally distinct from it and have no obligation, contingent or otherwise, to pay amounts due on OMFC’s debt or to make funds available to OMFC for such payment.
The Apollo-Värde Group is OMFC’s largest indirect stockholder, and the Apollo-Värde Group may exercise significant influence over us, including through its ability to designate a majority of the members of OMH’s board of directors, and its interests may conflict with yours.
On June 25, 2018, the Apollo-Värde Group completed its purchase of 54,937,500 shares of OMH common stock formerly beneficially owned by SFH, an entity owned primarily by a private equity fund managed by an affiliate of Fortress. The Apollo-Värde Group’s holdings represent approximately 40.9% of OMH’s outstanding common stock as of September 30, 2020. As a result, the Apollo-Värde Group is OMFC’s largest indirect stockholder and has significant influence on all matters requiring a stockholder vote, including the election of our directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; the amendment of our restated certificate of incorporation and our amended and restated bylaws; and our winding up and dissolution. This concentration of ownership may delay, deter or prevent acts that would be favored by OMH’s other stockholders or our noteholders, including delaying, preventing or deterring a change in control of OMH or a merger, takeover or other business combination that may be otherwise favorable to us or OMH’s other stockholders or our noteholders.
In connection with the closing of the Apollo-Värde Transaction, OMH entered into an amended and restated stockholders agreement with the Apollo-Värde Group, which provides the Apollo-Värde Group with the right to designate a majority of the members of OMH’s board of directors, plus one director, for so long as the Apollo-Värde Group and certain of its affiliates and permitted transferees continue to beneficially own, directly or indirectly, at least 33% of OMH’s issued and outstanding common stock. With such representation on our board of directors, the Apollo-Värde Group will be able to exercise significant influence over decisions affecting us, including our direction and policies, the appointment of management and any action requiring the vote of OMH’s board of directors, including significant corporate action such as mergers and sales of substantially all of our assets and decisions affecting our capital structure. The interests of the Apollo-Värde Group may not always coincide with our interests or the interests of OMH’s other stockholders or our noteholders. The Apollo-Värde Group may seek to cause OMH to take courses of action that, in its judgment, could enhance its investment in OMH, but which might involve risks to, or otherwise adversely affect, us or OMH’s other stockholders or our noteholders.

In addition, the Apollo-Värde Group and its affiliates and/or affiliates of Apollo Global Management, LLC and Värde Partners, Inc. may conduct business with any business that is competitive or in the same line of business as us, do business with any of our clients, customers or vendors, make investments in the kind of property in which we may make investments or acquire the same or similar types of assets that we may seek to acquire. Affiliates of the Apollo-Värde Group are in the business of making or advising on investments in companies and may hold, and from time to time in the future may acquire, interests in or provide advice to businesses that directly or indirectly compete with certain portions of our business or are vendors or customers of ours. The Apollo-Värde Group may also pursue acquisitions that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. So long as the Apollo-Värde Group continues to beneficially own, indirectly or otherwise, a significant amount of OMH’s equity, although such amount is less than 50%, the Apollo-Värde Group will continue to be able to strongly influence or effectively control our decisions. As described above under “—Risks Related to the Notes—The limited covenants applicable to the notes may not provide protection against some events or developments that may affect our ability to repay the notes or the trading prices for the notes,” we are not restricted under the indenture from entering into transactions with our affiliates. As such, the Apollo-Värde Group will generally not be prohibited under the indenture from entering into transactions with us that may not be favorable to us or the holders of the notes offered hereby.
Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.
The notes are a new issue of securities for which there is no established public market. The underwriters have advised us that they presently intend to make a market in the notes after completion of the offering, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes, and may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. If an active trading market for the notes does not develop, the market price and liquidity of such notes may be adversely affected. The liquidity of any trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. Historically, the market for non-investment grade debt, such as the notes, has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from its initial offering price depending upon prevailing interest rates, the market for similar notes, our performance or other factors.

USE OF PROCEEDS
OMFC estimates that the net proceeds from the sale of the notes offered pursuant to this prospectus supplement will be approximately $493 million, after deducting the underwriting discount and estimated expenses of this offering.
OMFC intends to use the net proceeds from this offering, together with cash on hand, to redeem the $650 million aggregate principal amount outstanding of OMFC’s 7.75% Senior Notes due 2021. OMFC has delivered an irrevocable notice of redemption to the Trustee to redeem the $650 million aggregate principal amount outstanding of the OMFC 7.75% Senior Notes due 2021 with a scheduled redemption date of January 8, 2021. The redemption of the OMFC 7.75% Senior Notes due 2021 is not conditioned on the consummation of this offering. The OMFC 7.75% Senior Notes due 2021 mature on October 1, 2021 and bear interest at a rate of 7.75% per annum.
Certain of the underwriters or their respective affiliates are holders of OMFC’s 7.75% Senior Notes due 2021, and such underwriters or their respective affiliates will therefore receive a portion of the net proceeds from this offering in the redemption of the remaining aggregate principal amount outstanding of OMFC’s 7.75% Senior Notes due 2021. Certain affiliates of one of the co-managers, who are holders of OMFC's 7.75% Senior Notes due 2021, will receive at least 5% of the net proceeds of this offering, after deducting underwriting discounts and commissions and estimated offering expenses, as a result of our redemption of the OMFC 7.75% Senior Notes due 2021. Because 5% or more of the net proceeds of this offering will be paid to an underwriter, which is considered a “conflict of interest” under FINRA Rule 5121, this offering will be made in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. See “Underwriting (Conflicts of Interest).”

OMH CAPITALIZATION
The following table sets forth the consolidated capitalization of OMH and its subsidiaries as of September 30, 2020:
•	on an actual basis; and
•
on an as adjusted basis to give effect to (i) this offering and the use of net proceeds therefrom as described under “Use of Proceeds,” (ii) the OMFC Net Debt Decrease and (iii) the November 2020 dividend payment.

This table contains unaudited information and should be read in conjunction with “Summary — Summary Consolidated Historical Financial Data of OMH and its Subsidiaries” in this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and OMH’s unaudited condensed consolidated financial statements and related notes in OMH’s and OMFC’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated by reference herein.
	As of September 30, 2020
(dollars in millions)	Actual	As Adjusted*
Cash and cash equivalents(a)	$1,944	$1,695
Long-term debt:
Securitization debt(b)	$8,366	$7,936
Borrowings under revolving conduit facilities(c)	—	—
Existing senior notes(b)	8,993	8,358
Notes offered hereby(b)	—	493
Junior subordinated debt (hybrid debt)	172	172
Total debt	17,531	16,959
Total shareholders’ equity(d)	3,123	3,062
Total capitalization	$20,654	$20,021
*	Certain amounts presented are subject to rounding adjustments and, as a result, the totals may not sum.
(a)
Includes $233 million of cash and cash equivalents at September 30, 2020 held at our regulated insurance subsidiaries or for other operating activities that are unavailable for general corporate purposes. “As adjusted cash and cash equivalents” (i) reflects the payment of approximately $46 million of premiums and accrued interest payable in connection with the redemption of $650 million aggregate principal amount of OMFC’s 7.75% Senior Notes due 2021 and (ii) gives effect to the $0.45 per share cash dividend payment to holders of OMH common stock, paid on November 17, 2020 to holders of record of OMH common stock as of the close of business on November 9, 2020. See “Summary—Recent Developments—Payment of Cash Dividend.”

(b)
Debt issuance costs of approximately $32 million related to the securitization debt, approximately $80 million related to the existing senior notes and approximately $7 million related to the notes offered hereby are each reported as a direct reduction from the principal amount of such long term debt.

(c)	As of September 30, 2020, OMH had $7.2 billion of undrawn committed capacity under its subsidiaries’ revolving conduit facilities.
(d)
“As adjusted total shareholders’ equity” gives effect to the $0.45 per share cash dividend payment to holders of OMH common stock, paid on November 17, 2020 to holders of record of OMH common stock as of the close of business on November 9, 2020. See “Summary—Recent Developments—Payment of Cash Dividend.”

OMFC CAPITALIZATION
The following table sets forth the consolidated capitalization of OMFC and its subsidiaries as of September 30, 2020:
•	on an actual basis; and
•
on an as adjusted basis to give effect to (i) this offering and the use of net proceeds therefrom as described under “Use of Proceeds,” (ii) the OMFC Net Debt Decrease and (iii) the November 2020 dividend payment.

This table contains unaudited information and should be read in conjunction with “Summary — Summary Consolidated Historical Financial Data of OMFC and its Subsidiaries” in this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and OMFC’s unaudited condensed consolidated financial statements and related notes in OMH’s and OMFC’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated by reference herein.
	As of September 30, 2020
(dollars in millions)	Actual	As Adjusted*
Cash and cash equivalents(a)	$1,944	$1,695
Long-term debt:
Securitization debt(b)	$8,366	$7,936
Borrowings under revolving conduit facilities(c)	—	—
Existing senior notes(b)	8,993	8,358
Notes offered hereby(b)	—	493
Junior subordinated debt (hybrid debt)	172	172
Total debt	17,531	16,959
Total shareholder’s equity(d)	3,122	3,061
Total capitalization	$20,653	$20,020
*	Certain amounts presented are subject to rounding adjustments and, as a result, the totals may not sum.
(a)
Includes $233 million of cash and cash equivalents at September 30, 2020 held at our regulated insurance subsidiaries or for other operating activities that are unavailable for general corporate purposes. “As adjusted cash and cash equivalents” (i) reflects the payment of approximately $46 million of premiums and accrued interest payable in connection with the redemption of $650 million aggregate principal amount of OMFC’s 7.75% Senior Notes due 2021 and (ii) gives effect to the payment of $61 million for a dividend paid on November 16, 2020 by OMFC to provide funding for the November 17, 2020 cash dividend payment to holders of OMH common stock. See “Summary—Recent Developments—Payment of Cash Dividend.”

(b)
Debt issuance costs of approximately $32 million related to the securitization debt, approximately $80 million related to the existing senior notes and approximately $7 million related to the notes offered hereby are each reported as a direct reduction from the principal amount of such long term debt.

(c)	As of September 30, 2020, OMFC had $7.2 billion of undrawn committed capacity under its subsidiaries’ revolving conduit facilities.
(d)
“As adjusted total shareholder’s equity” gives effect to the payment of $61 million for a dividend paid on November 16, 2020 by OMFC to provide funding for the November 17, 2020 cash dividend payment to holders of OMH common stock. See “Summary—Recent Developments—Payment of Cash Dividend.”

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS
Set forth below is a description of the material other indebtedness of OMFC and its subsidiaries (including OneMain), other than securitization debt. As of September 30, 2020, after giving effect to (i) this offering and the use of net proceeds therefrom as described under “Use of Proceeds” and (ii) the OMFC Net Debt Decrease, OMFC’s subsidiaries (including OneMain) would have had approximately $8.0 billion aggregate principal amount of securitization debt outstanding and no borrowings under revolving conduit facilities. For a description of OMFC’s securitization debt, see Note 10 of the notes to the consolidated financial statements and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in OMH’s and OMFC’s combined Annual Report on Form 10-K for the year ended December 31, 2019 and Note 9 of the notes to the unaudited condensed consolidated financial statements and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in OMH’s and OMFC’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which is incorporated by reference herein.
Revolving Conduit Facilities
OMFC and its subsidiaries are party to 14 revolving conduit facilities with a total maximum borrowing capacity of $7.2 billion as of September 30, 2020. A description of the material terms of the revolving conduit facilities is set forth in Note 10 of the notes to the consolidated financial statements and related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in OMH’s and OMFC’s combined Annual Report on Form 10-K for the year ended December 31, 2019 and Note 9 of the notes to the unaudited condensed consolidated financial statements and related “Management’s Discussion and Analysis of Financial Condition and Results of Operation” including in OMH’s and OMFC’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, each of which is incorporated by reference herein.
7.75% Notes due 2021
On September 24, 2013, OMFC issued $650 million aggregate principal amount of 7.75% Senior Notes due 2021 (the “7.75% Notes”) under an indenture, dated as of September 24, 2013 (the “7.75% Notes Indenture”), between OMFC and Wilmington Trust, National Association, as trustee. On December 30, 2013, OMH entered into a guaranty agreement whereby it agreed to fully and unconditionally guarantee the payment of principal of, premium (if any), and interest on the 7.75% Notes.
The 7.75% Notes mature on October 1, 2021 and bear interest at a rate of 7.75% per annum, payable semiannually in arrears on April 1 and October 1 of each year. The 7.75% Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The 7.75% Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part at a “make-whole” redemption price specified in the 7.75% Notes Indenture. The 7.75% Notes do not have the benefit of any sinking fund.
The covenants and events of default in the 7.75% Notes Indenture are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
OMFC intends to use the net proceeds from this offering, together with cash on hand, to redeem the $650 million aggregate principal amount outstanding of the 7.75% Notes. OMFC has delivered an irrevocable notice of redemption to the Trustee to redeem the $650 million aggregate principal amount outstanding of the 7.75% Notes with a scheduled redemption date of January 8, 2021. The redemption of the 7.75% Notes is not condition on the consummation of this offering. See “Use of Proceeds.”
8.25% Notes due 2023
On September 24, 2013, OMFC issued $300 million aggregate principal amount of 8.25% Senior Notes due 2023 (the “8.25% Notes”) under an indenture, dated as of September 24, 2013 (the “8.25% Notes Indenture”), between OMFC and Wilmington Trust, National Association, as trustee. On December 30, 2013, OMH entered into a guaranty agreement whereby it agreed to fully and unconditionally guarantee the payment of principal of, premium (if any), and interest on the 8.25% Notes.
The 8.25% Notes mature on October 1, 2023 and bear interest at a rate of 8.25% per annum, payable semiannually in arrears on April 1 and October 1 of each year. The 8.25% Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.

The 8.25% Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part at a “make-whole” redemption price specified in the 8.25% Notes Indenture. The 8.25% Notes do not have the benefit of any sinking fund.
The covenants and events of default in the 8.25% Notes Indenture are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
6.125% Notes due 2022
On May 15, 2017 and May 30, 2017, OMFC issued $1.0 billion aggregate principal amount of 6.125% Senior Notes due 2022 (the “May 2017 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a third supplemental indenture, dated as of May 15, 2017, among OMFC, OMH as guarantor and Wilmington Trust, National Association as trustee.
The May 2017 Notes mature on May 15, 2022 and bear interest at a rate of 6.125% per annum, payable semiannually in arrears on May 15 and November 15 of each year. The May 2017 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The May 2017 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part at a “make-whole” redemption price specified in the indenture governing the May 2017 Notes. The May 2017 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the May 2017 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
5.625% Notes due 2023
On December 8, 2017, OMFC issued $875 million aggregate principal amount of 5.625% Senior Notes due 2023 (the “December 2017 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a fourth supplemental indenture, dated as of December 8, 2017, among OMFC, OMH as guarantor and Wilmington Trust, National Association as trustee.
The December 2017 Notes mature on March 15, 2023 and bear interest at a rate of 5.625% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The December 2017 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The December 2017 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part at a “make-whole” redemption price specified in the indenture governing the December 2017 Notes. The December 2017 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the December 2017 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
6.875% Notes due 2025
On March 12, 2018, OMFC issued $1.25 billion aggregate principal amount of 6.875% Senior Notes due 2025 (the “March 2018 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a fifth supplemental indenture, dated as of March 12, 2018, among OMFC, OMH as guarantor and Wilmington Trust, National Association as trustee.
The March 2018 Notes mature on March 15, 2025 and bear interest at a rate of 6.875% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The March 2018 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The March 2018 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part at a “make-whole” redemption price specified in the indenture governing the March 2018 Notes. The March 2018 Notes do not have the benefit of any sinking fund.

The covenants and events of default in the indenture governing the March 2018 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
7.125% Notes due 2026
On May 11, 2018, OMFC issued $900 million aggregate principal amount of 7.125% Senior Notes due 2026, and on August 10, 2018, OMFC issued $700 million aggregate principal amount of additional 7.125% Senior Notes due 2026 (collectively, the “7.125% Notes”), in each case under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association as trustee, as supplemented by a sixth supplemental indenture, dated as of May 11, 2018, among OMFC, OMH as guarantor and Wilmington Trust, National Association as trustee. The 7.125% Notes mature on March 15, 2026 and bear interest at a rate of 7.125% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The 7.125% Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The 7.125% Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part at a “make-whole” redemption price specified in the indenture governing the 7.125% Notes. The 7.125% Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the 7.125% Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
6.125% Notes due 2024
On February 22, 2019, OMFC issued $1.0 billion aggregate principal amount of 6.125% Senior Notes due 2024, and on July 2, 2019, OMFC issued $300 million aggregate principal amount of additional 6.125% Senior Notes due 2024 (collectively, the “6.125% Notes”), in each case under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association as trustee, as supplemented by a seventh supplemental indenture, dated as of February 22, 2019, among OMFC, OMH as guarantor and Wilmington Trust, National Association as trustee. The 6.125% Notes mature on March 15, 2024 and bear interest at a rate of 6.125% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The 6.125% Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The 6.125% Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to September 15, 2023 (six months prior to the maturity date of the notes), at a “make-whole” redemption price specified in the indenture governing the 6.125% Notes and (2) on and after September 15, 2023 (six months prior to the maturity date of the notes), at a redemption price equal to 100% of the principal amount of the notes being redeemed, in each case plus accrued and unpaid interest on the principal amount of the 6.125% Notes to, but not including, the redemption date. The 6.125% Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the 6.125% Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
6.625% Notes due 2028
On May 9, 2019, OMFC issued $800 million aggregate principal amount of 6.625% Senior Notes due 2028 (the “May 2019 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by an eighth supplemental indenture, dated as of May 9, 2019, among OMFC, OMH and Wilmington Trust, National Association as trustee, and OMH as guarantor.
The May 2019 Notes mature on January 15, 2028 and bear interest at a rate of 6.625% per annum, payable semiannually in arrears on January 15 and July 15 of each year. The May 2019 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The May 2019 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to July 15, 2027 (six months prior to the maturity date of the notes), at a “make-whole” redemption price specified in the indenture governing the May 2019 Notes and (2) on and after July 15, 2027 (six months prior to the maturity date of the notes), at a redemption price equal to 100% of the principal amount of the notes being redeemed, in each case plus accrued and unpaid interest on the principal amount of the May 2019 Notes to, but not including, the redemption date. The May 2019 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the May 2019 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
5.375% Notes due 2029
On November 7, 2019, OMFC issued $750 million aggregate principal amount of 5.375% Senior Notes due 2029 (the “November 2019 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a ninth supplemental indenture, dated as of November 7, 2019, among OMFC, OMH and Wilmington Trust, National Association as trustee, and OMH as guarantor.
The November 2019 Notes mature on November 15, 2029 and bear interest at a rate of 5.375% per annum, payable semiannually in arrears on May 15 and November 15 of each year. The November 2019 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The November 2019 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to May 15, 2029 (six months prior to the maturity date of the notes), at a “make-whole” redemption price specified in the indenture governing the November 2019 Notes and (2) on and after May 15, 2029 (six months prior to the maturity date of the notes), at a redemption price equal to 100% of the principal amount of the notes being redeemed, in each case plus accrued and unpaid interest on the principal amount of the November 2019 Notes to, but not including, the redemption date. The November 2019 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the November 2019 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
8.875% Notes due 2025
On May 14, 2020, OMFC issued a total of $600 million aggregate principal amount of 8.875% Senior Notes due 2025 (the “May 2020 Notes”) under an indenture, dated as of December 3, 2014, among OMFC, OMH and Wilmington Trust, National Association, as trustee, as supplemented by a tenth supplemental indenture, dated as of May 14, 2020 (the “tenth supplemental indenture”), among OMFC, OMH and Wilmington Trust, National Association as trustee, and OMH as guarantor.
The May 2020 Notes will mature on June 1, 2025 and bear interest at a rate of 8.875% per annum, payable semiannually in arrears on June 1 and December 1 of each year. The May 2020 Notes are unsecured and rank equally in right of payment with all of OMFC’s other unsubordinated indebtedness.
The May 2020 Notes may be redeemed at any time and from time to time, at the option of OMFC, in whole or in part (1) prior to June 1, 2022, at a “make-whole” redemption price specified in the indenture governing the May 2020 Notes and (2) on and after June 1, 2022, at the applicable redemption prices set forth in the tenth supplemental indenture, in each case plus accrued and unpaid interest on the principal amount of the May 2020 Notes to, but not including, the redemption date. The May 2020 Notes do not have the benefit of any sinking fund.
The covenants and events of default in the indenture governing the May 2020 Notes are substantially the same as those in the indenture under which the notes offered hereby will be issued. See “Description of the Notes.”
Junior Subordinated Indenture
As of September 30, 2020, OMFC had $350 million aggregate principal amount of a 60-year junior subordinated debenture (the “debenture”) outstanding under an indenture dated January 22, 2007 (the “Junior Subordinated Indenture”), by and between OMFC and Deutsche Bank Trust Company, as trustee. The debenture bears interest at a variable floating rate in relation to the 3 month LIBOR rate. OMFC can redeem the debentures at par beginning in January 2017. On December 30, 2013, OMH entered into a guaranty agreement whereby it agreed to fully and unconditionally guarantee, on a junior subordinated basis, the payment of principal of, premium (if any), and interest on the debenture.
The Junior Subordinated Indenture restricts OMFC’s ability to sell or convey all or substantially all of its assets, unless the transferee assumes OMFC’s obligations and covenants under the Junior Subordinated Indenture. The Junior Subordinated Indenture provides for customary events of default, including: payment defaults; bankruptcy and insolvency; and upon admission by OMFC in writing of its inability to pay its debts generally as they become due or that it has taken corporate action with regard to the commencement of voluntary bankruptcy or insolvency proceedings. In the case of an event of default arising from certain events of bankruptcy or insolvency, the outstanding debenture will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debenture may declare the debenture to be due and payable immediately.
Pursuant to the terms of the debenture, OMFC, upon the occurrence of a mandatory trigger event, is required to defer interest payments to the holders of the debenture (and not make dividend payments to OMH) unless OMFC obtains non-debt capital funding in an amount equal to all accrued and unpaid interest on the debenture otherwise payable on the next interest payment date and pays such amount to the holders of the debenture. A mandatory trigger event occurs if OMFC’s (i) tangible equity to tangible managed assets is less than 5.5% or (ii) average fixed charge ratio is not more than 1.10x for the trailing four quarters (where the fixed charge ratio equals earnings excluding income taxes, interest expense, extraordinary items, goodwill impairment, and any amounts related to discontinued operations, divided by the sum of interest expense and any preferred dividends).
Based upon OMFC’s financial results for the nine months ended September 30, 2020, a mandatory trigger event did not occur with respect to the interest payment due in October 2020, as OMFC was in compliance with both required ratios described above.

DESCRIPTION OF THE NOTES
General
We will issue the notes under the indenture (the “base indenture”) referred to in the accompanying prospectus, among OMFC, OMH and Wilmington Trust, National Association, as trustee (the “Trustee”), and a supplemental indenture thereto establishing the terms of the notes (the “supplemental indenture”). The following description of particular terms of the notes supplements the more general description of the debt securities contained in the accompanying prospectus. If there are any inconsistencies between the information in this section and the information in the accompanying prospectus, the information in this section controls. You should read this section together with the section entitled “Description of Debt Securities” in the accompanying prospectus.
Together with the “Description of Debt Securities” in the accompanying prospectus, the following description provides a summary of the material provisions of the notes and the indenture, as supplemented by the supplemental indenture, and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, as supplemented by the supplemental indenture, including the definitions of certain terms used therein. You may request a copy of the indenture and the supplemental indenture from us as set forth in “Where You Can Find More Information.” We urge you to read the indenture, as supplemented by the supplemental indenture (including the form of note contained therein), because it, and not this description, defines your rights as a holder of the notes.
You can find the definitions of some of the terms used in this “Description of the Notes” section below under the caption “—Certain Definitions.” For purposes of this “Description of the Notes” section, references to “the Company,” “OMFC,” “we,” “us,” and “our” include only OneMain Finance Corporation, and not its Subsidiaries, and references to “OMH” include only OneMain Holdings, Inc., and not its subsidiaries, and references to the “indenture” refer to the base indenture together with the supplemental indenture. Certain defined terms used in this “Description of the Notes” section but not defined herein have the meanings assigned to them in the indenture.
We have summarized selected terms and provisions of the indenture. We urge you to read the indenture because it, and not this description, defines your rights. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The following summary of the material provisions of the indenture and the notes is not complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture. If you would like more information on any of these provisions, you should read the relevant sections of the indenture.
The notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount. The notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry Settlement and Clearance.”
Principal Amount; Maturity and Interest
The Company will issue the notes in an initial aggregate principal amount of $500 million. Additional notes (“Additional Notes”) may be issued from time to time. The notes and any Additional Notes subsequently issued will be treated as a single class for all purposes under the indenture and will vote on all matters as a single class under the indenture, in each case including, without limitation, waivers, amendments and redemptions. The notes and any Additional Notes will be substantially identical other than the issuance dates and the dates from which interest will accrue. Unless the context otherwise requires, for all purposes of the indenture and this “Description of the Notes,” references to notes include any Additional Notes actually issued. Because any Additional Notes may not be fungible with the notes for federal income tax purposes, Additional Notes may have a different CUSIP number or numbers than other notes and may be represented by a different global note or global notes. The notes will mature on September   , 2030.
The notes will be denominated in U.S. dollars and all payments of principal, premium (if any) and interest thereon will be paid in U.S. dollars.
The notes will bear interest at a rate of    % per year and interest with respect to the notes will be payable semiannually, in cash in arrears, on March   and September   of each year, beginning on March  , 2020,

to the persons in whose names the notes are registered at the close of business on the March   and September   immediately preceding such interest payment date. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.
Interest on the notes will accrue from and including the date the notes are issued (the “issue date”) or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date.
If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.
Methods of Receiving Payments on the Notes
If a holder has given wire transfer instructions to the Company, the Company will make all principal, premium, if any, and interest payments on such holder’s notes in accordance with those instructions. All other payments on these notes will be made at the office or agency of the paying agent and registrar unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.
Paying Agent and Registrar for the Notes
The Trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the holders.
Transfer and Exchange
A holder may transfer or exchange notes in accordance with the indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the indenture.
The registered holder of a note will be treated as the owner of it for all purposes.
Parent Guaranty
OMH will fully and unconditionally guarantee the payment of principal of, premium (if any), and interest on the notes on a senior unsecured basis (the “Parent Guaranty”).
The Parent Guaranty will be a continuing guaranty with respect to the notes and shall:
•	remain in full force and effect until payment in full of all the guaranteed obligations;
•	subject to the next succeeding paragraph, be binding upon OMH and its successors; and
•	inure to the benefit of and be enforceable by the Trustee, the holders of the notes and their successors, transferees and assigns.
The Parent Guaranty will be automatically released upon any of:
•	the Company ceasing to be a wholly owned subsidiary of OMH;
•
the Company’s transfer of all or substantially all of its assets to, or merger with, an entity that is not a wholly owned subsidiary of OMH in accordance with Article V of the Indenture and such transferee entity assumes the Company’s obligations under the Indenture; or

•	the Company exercising its Legal Defeasance option or Covenant Defeasance options described below.
Ranking
The notes will be the Company’s senior unsecured obligations. The notes will rank equally in right of payment with all of the Company’s other existing and future unsubordinated indebtedness from time to time outstanding, will be effectively subordinated to all of the Company’s secured obligations to the extent of the value of the assets securing such obligations, will be structurally subordinated to all existing and future liabilities of the Company’s Subsidiaries (including OneMain), and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company. As of September 30, 2020, OMFC had no secured indebtedness outstanding. As of September 30, 2020, after giving effect to (i) this offering and the use of net proceeds therefrom as described under “Use of Proceeds” and (ii) the OMFC Net Debt Decrease, the Company and its Subsidiaries would have had approximately $17.3 billion aggregate principal amount of total indebtedness outstanding, and the notes being offered hereby (a) would have ranked equally with approximately $8.5 billion aggregate principal amount of the Company’s unsubordinated indebtedness, (b) would have been structurally subordinated to approximately $8.0 billion aggregate principal amount of indebtedness (including borrowings under revolving conduit facilities (of which there are currently none) and securitizations) of the Company’s Subsidiaries (including OneMain), and (c) would have ranked senior in right of payment to $350 million aggregate principal amount of the Company’s subordinated indebtedness.
The Parent Guaranty will be OMH’s senior unsecured obligation. The guarantee of the notes will rank equally in right of payment with all of OMH’s other existing and future unsubordinated indebtedness from time to time outstanding, will be effectively subordinated to all of OMH’s secured obligations to the extent of the value of the assets securing such obligations, will be structurally subordinated to all existing and future liabilities of OMH’s subsidiaries (other than the Company), and will rank senior in right of payment to all existing and future subordinated indebtedness of OMH. As of September 30, 2020, OMH had no secured indebtedness outstanding. As of September 30, 2020, after giving effect to (i) this offering and the use of net proceeds therefrom as described under “Use of Proceeds” and (ii) the OMFC Net Debt Decrease, OMH and its subsidiaries would have had approximately $17.3 billion aggregate principal amount of total indebtedness outstanding, and the Parent Guaranty of the notes being offered hereby (a) would have ranked equally with approximately $8.5 billion aggregate principal amount of OMH’s unsubordinated indebtedness, (b) would have been structurally subordinated to approximately $8.0 billion aggregate principal amount of indebtedness (including borrowings under revolving conduit facilities (of which there are currently none) and securitizations, but excluding payables and other obligations owed to OMH) of OMH’s subsidiaries (other than the Company), and (c) would have ranked senior in right of payment to $350 million aggregate principal amount of OMH’s subordinated indebtedness.
Optional Redemption
Except as set forth in the next two succeeding paragraphs, the notes are not subject to redemption prior to the Stated Maturity, and there is no sinking fund for the notes.
On and after September   , 2025, the Company may redeem, at its option, all or, from time to time, part of the notes, upon not less than 30 nor more than 60 days’ prior notice (with a copy to the Trustee), at the applicable redemption price set forth below (expressed as a percentage of the principal amount of notes to be redeemed), plus accrued and unpaid interest on the notes, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on of each of the years indicated below:
Year	Percentage
2025	%
2026	%
2027	%
2028 and thereafter	100.000%
In addition, prior to September   , 2025, the Company may redeem, at its option, all or, from time to time, part of the notes, upon not less than 30 nor more than 60 days’ prior notice (with a copy to the Trustee) at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest on the notes, if any, to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
SEC Reports and Reports to Holders
The Company, pursuant to Section 314(a) of the TIA, will be required to file with the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”); or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The Company, pursuant to Section 314(a) of the TIA, will also be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in the indenture as may be required from time to time by such rules and regulations. In addition, the Company, pursuant to Section 314(a) of the TIA, will be required to transmit to the holders of the notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the Company pursuant to the two immediately preceding sentences as may be required by rules and regulations prescribed from time to time by the SEC.
The Company has also agreed to notify the Trustee when and as the notes become admitted to trading on any national securities exchange.
Limitations on Liens
(a)
The Company shall not at any time, directly or indirectly, create, assume or suffer to exist, and shall not cause, suffer or permit any Subsidiary to create, assume or suffer to exist, any Mortgage of or upon any of its or their properties or assets, real or personal, whether owned at the issue date or thereafter acquired, or of or upon any income or profit therefrom, without making effective provision, and the Company covenants that in any such case it will make or cause to be made effective provision, whereby the notes shall be secured by such Mortgage equally and ratably with or prior to any and all other obligations and indebtedness to be secured thereby, so long as any such other obligations and indebtedness shall be so secured.

(b)
Nothing in this covenant shall be construed to prevent the Company or any Subsidiary from creating, assuming or suffering to exist, and the Company or any Subsidiary is hereby expressly permitted to create, assume or suffer to exist, without securing the notes as hereinabove provided, any Mortgage of the following character:

(i)	any Mortgage on any properties or assets of the Company or any Subsidiary existing on the issue date;
(ii)
any Mortgage on any properties or assets of the Company or any Subsidiary, in addition to those otherwise permitted by this subsection (b) of this covenant, securing Indebtedness of the Company or any Subsidiary and refundings or extensions of any such Mortgage and the Indebtedness secured thereby for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same; provided that at the time such Indebtedness was initially incurred, the aggregate amount of secured Indebtedness permitted by this paragraph (ii), after giving effect to such incurrence, does not exceed 10% of Consolidated Net Tangible Assets;

(iii)	any Mortgage on any property or assets of any Subsidiary to secure Indebtedness owing by it to the Company or to a Wholly owned Subsidiary;
(iv)
any Mortgage on any property or assets of any Subsidiary to secure, in the ordinary course of business, its Indebtedness, if as a matter of practice, prior to the time it became a Subsidiary, it had borrowed on the basis of secured loans or had customarily deposited collateral to secure any or all of its obligations;

(v)
any purchase money Mortgage on property, real or personal, acquired or constructed by the Company or any Subsidiary after the issue date, to secure the purchase price of such property (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction of any such property to be subject to such Mortgage), or Mortgages existing on any such property at the time of acquisition, whether or not assumed, or any Mortgage existing on any property of any corporation at the time it becomes a Subsidiary, or any Mortgage with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the Indebtedness secured by all such Mortgages on a particular parcel of property shall not exceed 75% of the cost of such property, including the improvements thereon, to the Company or any such Subsidiary, and provided, further, that any such Mortgage does not spread to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed other than additions to such property;
(vi)
refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of any Mortgage permitted by this subsection (b) of this covenant (other than pursuant to paragraph (ii) hereof) for amounts not exceeding (A) the principal amount of the Indebtedness so refinanced, refunded, extended, renewed or replaced at the time of the refunding or extension thereof and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and covering only the same property theretofore securing the same;

(vii)
deposits, liens or pledges to enable the Company or any Subsidiary to exercise any privilege or license, or to secure payments of workmen’s compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the Company or any Subsidiary is a party, or to secure public or statutory obligations of the Company or any Subsidiary, or to secure surety, stay or appeal bonds to which the Company or any Subsidiary is a party; or other similar deposits, liens or pledges made in the ordinary course of business;

(viii)
mechanics’, workmen’s, repairmen’s, materialmen’s, or carriers’ liens; or other similar liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;

(ix)
liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Subsidiary is a party;

(x)
liens for taxes not yet subject to penalties for non-payment or contested, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company or of the Subsidiary owning the same;

(xi)
other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property and assets or materially impair the use thereof in the operation of its business; and

(xii)
any Mortgage created by the Company or any Subsidiary in connection with a transaction intended by the Company or such Subsidiary to be one or more sales of properties or assets of the Company or such Subsidiary; provided that such Mortgage shall only apply to the properties or assets involved in such sale or sales, the income from such properties or assets and/or the proceeds of such properties or assets.

(c)
If at any time the Company or any Subsidiary shall create or assume any Mortgage not permitted by subsection (b) of this covenant, to which the covenant in subsection (a) of this covenant is applicable, the Company shall promptly deliver to the Trustee (i) an officers’ certificate stating that the covenant of the Company contained in subsection (a) of this covenant has been complied with and (ii) an Opinion of Counsel to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.

(d)
In the event that the Company shall hereafter secure the notes equally and ratably with (or prior to) any other obligation or indebtedness pursuant to the provisions of this covenant, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as the Company may deem advisable to enable the Trustee to enforce effectively the rights of the holders of the notes so secured equally and ratably with (or prior to) such other obligation or indebtedness.

Events of Default, Notice and Waiver
If an Event of Default with respect to the notes occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare, by notice as provided in the indenture, the principal amount of all the notes due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration will occur automatically. If all Events of Default with respect to the notes have been cured or waived, and all amounts due otherwise than because of the acceleration have been paid or deposited with the Trustee, the holders of a majority in aggregate principal amount of the outstanding notes may rescind the acceleration and its consequences.
The holders of a majority in aggregate principal amount of the notes may waive any past Default with respect to such notes, and any Event of Default arising from a past default, except in the case of (i) a Default in the payment of the principal of, or any premium or interest on, any note; or (ii) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding note.
“Event of Default” means the occurrence and continuance of any of the following events with respect to the notes:
(1)	default in the payment of any interest payable in respect of any note, when such interest becomes due and payable, and continuance of such default for a period of 30 days;
(2)	default in the payment of the principal of and any premium on any note when it becomes due and payable at its Maturity;
(3)	default in the performance, or breach, of any covenant or warranty of the Company in the indenture or the notes, and continuance of such default or breach for a period of 90 days;
(4)
an event of default, as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed of the Company, whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in a principal amount in excess of $25 million of Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days; and

(5)	certain events in bankruptcy, insolvency or reorganization of the Company.
A Default under clause (3) or (4) is not an Event of Default until the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes notify the Company in writing of the Default, and the Company does not cure the Default within the time specified in such clause after receipt of such notice.
When a Default under clause (3) or (4) is cured or remedied within the specified period, it ceases to exist.
If an Event of Default (other than an Event of Default with respect to the Company specified in clause (5) above) occurs and is continuing, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding notes, by written notice to the Company and the Trustee, may declare all unpaid principal of and accrued interest on the notes then outstanding to be due and payable (the “Default Amount”). Upon a declaration of acceleration, such amount shall be due and payable immediately.
If an Event of Default with respect to the Company specified in clause (5) above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

Under certain circumstances, the holders of a majority in aggregate principal amount of the notes then outstanding may rescind an acceleration with respect to such notes and its consequences.
In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense; except to enforce the right to receive payment of principal, premium (if any) or interest (if any) when due, no holder may pursue any remedy with respect to the indenture or the notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding notes requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability.
The indenture will provide that, if a Default occurs and is continuing and is known to the Trustee, the Trustee must deliver to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 10 days after the occurrence thereof, written notice of any event which would constitute a Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder, member or limited partner of the Company or its parent companies shall have any liability for any obligations of the Company under the notes or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.
Merger and Consolidation
The Company may consolidate with, merge with or into, or sell or convey all or substantially all of its assets to any other corporation or entity if:
(a)
(i) in the case of a merger, the Company is the surviving entity in such merger, or (ii) in the case of a merger in which the Company is not the surviving entity or in the case of a consolidation or a sale or conveyance of assets, the entity into which the Company is merged or the entity which is formed by such consolidation or which acquires by sale or conveyance all or substantially all of the assets of the Company shall be a corporation, association, company or business trust organized and existing under the laws of the United States of America or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any premium and interest on all the notes, according to their tenor, and the due and punctual performance and observance of all of the covenants of the indenture and the notes to be performed or observed by the Company by a supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such entity;

(b)
the Company or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance or observance of any such covenant and shall not immediately thereafter have outstanding (or otherwise be liable for) any indebtedness secured by a Mortgage not expressly permitted by the provisions of the indenture or shall have secured the notes hereunder equally and ratably with (or prior to) any Indebtedness secured by any Mortgage not so permitted; and

(c)
the Company shall have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture and an opinion of counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the successor entity.

Modification and Waiver
The indenture may be modified or amended in respect of the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. However, unless each holder to be affected by the proposed change consents, no modification or amendment may:
(a)	change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any note;
(b)	reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any note;
(c)	change the places or currency of payment of the principal of, or any premium or interest on, any note;
(d)	impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any note on or after the date the payment is due;
(e)	reduce the percentage in aggregate principal amount of outstanding notes necessary to:
(i)	modify or amend the indenture,
(ii)	waive any past default or compliance with certain restrictive provisions, or
(iii)	constitute a quorum or take action at a meeting; or
(f)
otherwise modify the provisions of the indenture concerning modification or amendment or concerning waiver of compliance with certain provisions of, or certain defaults and their consequences under, the indenture, except to:

(i)	increase the percentage of outstanding notes necessary to modify or amend the indenture or to give the waiver, or
(ii)	provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by the modification or waiver.
The holders of a majority in aggregate principal amount of the outstanding notes may waive our obligation to comply with certain restrictive provisions applicable to such notes.
The indenture may be modified or amended without the consent of any holder of outstanding notes for any of the following purposes:
(a)	to evidence that another entity is our successor and has assumed our obligations with respect to the notes;
(b)	to add to our covenants or to add guarantees of any Person for the benefit of the holders of the notes or to surrender any of our rights or powers under the indenture;
(c)	to add any Events of Default;
(d)
to change or eliminate any restrictions on the payment of the principal of, or any premium or interest on, any notes, to modify the provisions relating to global notes, or to permit the issuance of notes in uncertificated form, so long as in any such case the interests of the holders of notes are not adversely affected in any material respect;

(e)	to secure the notes;
(f)	to provide for the appointment of a successor Trustee with respect to the notes;
(g)
to provide for the discharge of the indenture with respect to the notes by the deposit in trust of money and/or Government Obligations in accordance with the provisions described below under “— Satisfaction and Discharge”;

(h)	to make certain changes to the indenture to provide for the issuance of Additional Notes;
(i)
to cure any ambiguity, defect or inconsistency in the indenture or to make any other provisions with respect to matters or questions arising under the indenture, so long as the action does not adversely affect the interests of the holders of the notes in any material respect; or

(j)	to conform the text of the indenture or the notes to any provision of this “Description of the Notes.”
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (other than the Company’s obligations to register the transfer or exchange of notes; to replace stolen, lost or mutilated notes; to maintain paying agencies; and to hold money for payment in trust), when:
(a)	either
(i)
all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii)
all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)	the Company has paid or caused to be paid all sums payable by it under the indenture in respect of the notes; and
(c)
in the event of a deposit as provided in clause (a)(i) above, the Company has delivered irrevocable instructions to the Trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Defeasance of Certain Covenants
The Company at any time may terminate all its obligations under the notes and the indenture with respect to the notes except for certain obligations, including those respecting the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. This is known as “Legal Defeasance.” The Company at any time may terminate its obligations under the covenants described under “— Limitations on Liens” above and the operation of clause (3) or (4) described under “— Events of Default, Notice and Waiver” above. This is known as “Covenant Defeasance.”
The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the Company exercises its Legal Defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (3) or (4) described under “— Events of Default, Notice and Waiver” above.
In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “Defeasance Trust”) with the Trustee money, Government Obligations or a combination thereof, for the payment of principal and interest (if any) on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including (unless the notes will mature or be redeemed within 30 days) delivering to the Trustee an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and, in the case of Legal Defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.
The Trustee under the Indenture
We and certain of our affiliates maintain banking relations with Wilmington Trust, National Association and its affiliates.
Unless we are in default, the Trustee is required to perform only those duties specifically set out in the indenture. After an Event of Default, the Trustee is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless the holder offers the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred in connection with the Trustee’s exercise of these rights or powers. The Trustee is not required to spend or risk its own funds or otherwise incur financial liability in performing its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The indenture contains other provisions limiting the responsibilities and liabilities of the Trustee.
Governing Law
The indenture and the notes will be governed by and will be construed in accordance with the laws of the State of New York.
Certain Definitions
“Applicable Premium” means, with respect to any note on any date of redemption, the greater of:
(a)	1.0% of the principal amount of the note; and
(b)	the excess, if any, as determined by the Company, of:
(1)
the present value at such redemption date of (x) the redemption price of the note at September   , 2025 (such redemption price being set forth in the table appearing above under “—Optional Redemption”), plus (y) all required interest payments due on the note through September   , 2025 (excluding accrued but unpaid interest to the date of redemption), discounted to the date of redemption on a semi-annual basis using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points; over

(2)	the principal amount of the note.
The Company shall calculate the Applicable Premium and the Trustee shall have no responsibility to verify such amount.
“Consolidated Net Tangible Assets” means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the Company and its Subsidiaries, after deducting therefrom (i) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder’s equity and reserves for deferred income taxes and (ii) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Government Obligations,” with respect to any note, means (i) direct obligations of the United States where the timely payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United

States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.
“Indebtedness” means all obligations which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities, including, without limitation by the enumeration thereof, obligations arising through direct or indirect guarantees (including agreements, contingent or otherwise, to purchase Indebtedness or to purchase property or services for the primary purpose of enabling the payment of Indebtedness or assuring the owner of Indebtedness against loss) or through agreements, contingent or otherwise, to supply or advance funds for the payment or purchase of Indebtedness of others; provided, however, that in determining Indebtedness of any Person, there shall not be included rental obligations under any lease of such Person, whether or not such rental obligations would, under generally accepted accounting principles, be required to be shown on the balance sheet of such Person as a liability item.
“Maturity,” when used with respect to any note, means the date on which the principal of such note becomes due and payable as provided in the notes and the indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise, and includes any redemption date.
“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Stated Maturity,” when used with respect to any note or any installment of principal thereof or any premium or interest thereon, means the fixed date on which the principal of such note or such installment of principal or premium or interest is due and payable.
“Subsidiary” means any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the total voting power of shares of stock or other equity interests having general voting power under ordinary circumstances (without regard to the occurrence of any contingency) and entitled to vote in the election of directors, managers or trustees of such corporation.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September   , 2025; provided, however, that if the period from the redemption date to September   , 2025 of such notes is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Wholly owned,” when used with reference to a Subsidiary, means a Subsidiary of which all of the outstanding capital stock (except directors’ qualifying shares) is owned by the Company and/or one or more wholly owned Subsidiaries.

BOOK-ENTRY SETTLEMENT AND CLEARANCE
Except as set forth below, notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee, as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Individual Securities.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Individual Securities (as defined below).
Global Notes
OMFC expects that, pursuant to the Applicable Procedures (as defined below) established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). As used herein, “Applicable Procedures” means, with respect to any transfer, exchange or other activity of DTC, Euroclear and Clearstream on behalf of or for beneficial interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer, exchange or other activity. Such accounts initially will be designated by or on behalf of the underwriters and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.
So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with the Applicable Procedures, in addition to those provided for under the indenture with respect to the notes.
Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither OMFC, the Trustee nor any of its agents, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.
OMFC expects that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. OMFC also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers, registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of an Individual Security for any reason, including to sell notes to persons in states that require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the Applicable Procedures and with the procedures set forth in the indenture.
DTC has advised OMFC that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC has advised OMFC that it will exchange the applicable Global Notes for Individual Securities, which it will distribute to its participants.
DTC has advised OMFC as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither OMFC nor the Trustee or any of its agents will have any responsibility for the performance by DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Clearstream. Clearstream Banking S.A. (“Clearstream”) is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to beneficial interests in Global Notes held through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.
Euroclear. The Euroclear System (“Euroclear”) was created to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
Although Clearstream and Euroclear have agreed to the procedures described below in order to facilitate transfers of interests in the Global Notes, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time. Neither we nor the Trustee or its agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When beneficial interests in Global Notes are to be transferred from the account of a DTC participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive beneficial interests in Global Notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for beneficial interests in Global Notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending beneficial interests in Global Notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.
When a Clearstream or Euroclear participant wishes to transfer beneficial interests in Global Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a Clearstream or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these beneficial interests in Global Notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving beneficial interests in Global Notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
Individual Securities
A Global Note is exchangeable for individual securities in definitive form registered in the name or names of Persons other than the then-existing depositary or a nominee or nominees thereof (“Individual Securities”) only in the following limited circumstances:
•
DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or it ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, and in each case the Company fails to appoint a successor depositary within 90 days of such notice, or

•	there shall have occurred and be continuing an Event of Default with respect to the notes.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS
The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of notes to non-U.S. holders (as defined below) that acquire the notes for cash pursuant to this offering at the price shown on the cover of this prospectus supplement. The summary is based on the Code, U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as broker-dealers, insurance companies, U.S. expatriates, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting, persons subject to alternative minimum tax, persons that are, or hold their notes through, partnerships or other pass-through entities, or persons that hold notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes), all of whom may be subject to tax rules that differ from those summarized below. Moreover, this discussion does not address any foreign, state or local tax consequences or any U.S. federal tax consequences other than U.S. federal income tax consequences. This summary deals only with persons who hold the notes as capital assets within the meaning of the Code (generally, property held for investment) and does not apply to banks and other financial institutions. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.
Potential investors should consult their tax advisors as to the particular U.S. federal income tax consequences to them of acquiring, owning and disposing of the notes, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.
A “non-U.S. holder” means any beneficial owner of a note (as determined for U.S. federal income tax purposes), that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a U.S. holder. For purposes of this discussion, a “U.S. holder” means a beneficial owner of a note (as determined for U.S. federal income tax purposes) that, for U.S. federal income tax purposes is, or is treated as, an individual who is a citizen or resident of the United States, a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable United States Treasury Regulations to be treated as a U.S. person.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Interest on the Notes. Subject to the discussion below under the heading “— Certain Withholding Rules,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on interest paid or accrued on a note if: (1) the interest is not effectively connected with a U.S. trade or business; and (2) the non-U.S. holder satisfies the following requirements:
(1)	the non-U.S. holder does not actually or constructively own 10% or more of our voting stock;
(2)	the non-U.S. holder is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and
(3)	the non-U.S. holder certifies to its non-U.S. status on IRS Form W-8BEN or W-8BEN-E (or other applicable form).
Alternatively, a non-U.S. holder that cannot satisfy the above requirements generally will be exempt from U.S. federal withholding tax with respect to interest paid on the notes if the holder establishes (generally, by providing an IRS Form W-8ECI) that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required under an applicable income tax treaty, is attributable to a U.S. permanent establishment). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required under an applicable income tax treaty, is attributable to a U.S. permanent establishment), the non-U.S.

holder will be subject to U.S. federal income tax on a net basis in generally the same manner as a U.S. holder and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate) on its effectively connected earnings and profits (subject to adjustments).
If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (or, if required under an applicable income tax treaty, is attributable to a U.S. permanent establishment), the non-U.S. holder generally will be subject to U.S. withholding tax on payments of interest, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN or W-8BEN-E, as applicable).
Disposition. Subject to the discussion below under the heading “Certain Withholding Rules,” a non-U.S. holder generally will not be subject to U.S. federal income taxation with respect to any gain recognized on a sale, exchange, redemption, retirement or other disposition of a note, unless:
(1)
the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required under an applicable income tax treaty, the gain is attributable to a U.S. permanent establishment); or

(2)	in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is recognized and certain other conditions are met.
If the first exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax on a net basis in generally the same manner as a U.S. holder and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate) on its effectively connected earnings and profits (subject to adjustments). If the second exception applies, the non-U.S. holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains recognized in such taxable year allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the notes) exceed certain capital losses allocable to U.S. sources.
Certain Withholding Rules
Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% generally will be required on interest payments in respect of notes held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, interest payments in respect of notes held by or through an entity that is a non-financial foreign entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Internal Revenue Service. An intergovernmental agreement between the United States and an applicable foreign country may modify the foregoing requirements.
Current provisions of the Code and U.S. Treasury Regulations that govern FATCA treat gross proceeds from a sale or other disposition of debt obligations that can produce U.S.-source interest (such as the notes) as subject to FATCA withholding. Under proposed U.S. Treasury Regulations, however, such gross proceeds are not subject to FATCA withholding. In its preamble to such proposed U.S. Treasury Regulations, the IRS has stated that taxpayers may generally rely on the proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are issued.
We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the notes.

UNDERWRITING (CONFLICTS OF INTEREST)
RBC Capital Markets, LLC, Deutsche Bank Securities Inc. and Natixis Securities Americas LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
RBC Capital Markets, LLC	$
Deutsche Bank Securities Inc.
Natixis Securities Americas LLC
Barclays Capital Inc.
Citigroup Global Markets Inc.
Citizens Capital Markets, Inc.
Goldman Sachs & Co. LLC
Mizuho Securities USA LLC
Morgan Stanley & Co. LLC
NatWest Markets Securities Inc.
Regions Securities LLC
SG Americas Securities, LLC
BNP Paribas Securities Corp.
MUFG Securities Americas Inc.
Samuel A. Ramirez & Company, Inc.	$
Total	$500,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Certain of the underwriters or their respective affiliates are holders of OMFC’s 7.75% Senior Notes due 2021, and such underwriters or their respective affiliates will therefore receive a portion of the net proceeds from this offering in the redemption of the remaining aggregate principal amount outstanding of OMFC’s 7.75% Senior Notes due 2021. Certain affiliates of one of the co-managers, who are holders of OMFC's 7.75% Senior Notes due 2021, will receive at least 5% of the net proceeds of this offering, after deducting underwriting discounts and commissions and estimated offering expenses, as a result of our redemption of the OMFC 7.75% Senior Notes due 2021. Because 5% or more of the net proceeds of this offering will be paid to an underwriter, which is considered a “conflict of interest” under FINRA Rule 5121, this offering will be made in accordance with the applicable requirements of Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to Rule 5121(a)(1)(A), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the underwriters primarily responsible for managing the public offering do not have a conflict of interest, are not affiliates of any underwriter that does have a conflict of interest, and meet the requirements of paragraph (f)(12)(E) of Rule 5121. In accordance with Rule 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The expenses of the offering, not including the underwriting discount, are estimated at $1.0 million and are payable by us.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
No Sales of Similar Securities
OMFC has agreed that it will not, for a period of 30 days after the date of this prospectus supplement, without first obtaining the prior written consent of RBC Capital Markets, LLC, Deutsche Bank Securities Inc. and Natixis Securities Americas LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of any unsecured debt securities that are substantially similar to the notes, except for the notes sold to the underwriters pursuant to the underwriting agreement and except for exchanges or other similar transactions.
Short Positions
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because RBC Capital Markets, LLC, Deutsche Bank Securities Inc., Natixis Securities Americas LLC or their respective affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Some of the underwriters and their affiliates have entered into, and may in the future enter into, financing arrangements in which they serve as lender to the Company or certain of the Company’s affiliates. Affiliates of the underwriters may provide advisory services to us or the sellers in connection with, and may provide financing for, the potential acquisitions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Alternative Settlement Cycle
It is expected that delivery of the notes will be made against payment therefor on or about    , 2020, which is the     business day following the date hereof (such settlement cycle being referred to as “T+   ”). Pursuant to Rule 15c6-1 under the Exchange Act, notes in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than     business days prior to the settlement date will be required, by virtue of the fact that the notes initially will settle in T+   , to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade such notes more than     business days prior to the settlement date should consult their own advisors.
Notice to Prospective Investors in Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or Subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the United Kingdom
The communication of this prospectus supplement and the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to OMFC or OMH.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in the European Economic Area and the United Kingdom
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly, any person making or intending to make an offer in that Relevant State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to Qualified Investors. Neither OMFC nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
Hong Kong
The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, notes, debentures and units of notes and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04 N12: Notice on the Sale of Investment Products and MAS Notice FAA N16: Notice on Recommendations on Investment Products).
Japan
The notes have not been, and will not be, registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”), and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

LEGAL MATTERS
Sidley Austin LLP, Chicago, Illinois is representing us in connection with this offering. In addition, certain legal matters will be passed upon for OMFC by Jack R. Erkilla, Esq., Senior Vice President, Deputy General Counsel and Secretary of OMFC. The underwriters have been represented by Cahill Gordon & Reindel LLP, New York, New York.
EXPERTS
The OneMain Holdings, Inc. financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to OneMain Holdings, Inc.’s and Springleaf Finance Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The OneMain Finance Corporation financial statements incorporated in this prospectus supplement by reference to OneMain Holdings, Inc.’s and Springleaf Finance Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s website address is www.sec.gov. In addition, our SEC filings are accessible on our Investor Relations website at www.omf.com under the heading “Financials & Filings.” The information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
INCORPORATION BY REFERENCE
This prospectus supplement “incorporates by reference” information that OMH and OMFC have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus supplement, the accompanying prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed modified or superseded for the purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus supplement and to be part of this prospectus supplement from the date we subsequently file such reports and documents until the termination of this offering, except that any interactive data in eXtensible Business Reporting Language shall not be deemed incorporated by reference herein and that any such reports or portions thereof which are furnished under Item 2.02 or Item 7.01 of any Current Reports on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:
•	Combined Annual Report of OMH and SFC (now known as OMFC) on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020;
•
Combined Quarterly Reports of OMH and SFC (now known as OMFC) on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on April 29, 2020, and the combined Quarterly Reports of OMH and OMFC on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020, filed with the SEC on July 30, 2020 and October 29, 2020, respectively;

•	Current Reports of OMH on Form 8-K filed with the SEC on March 3, 2020, March 18, 2020, April 23, 2020, May 14, 2020, May 22, 2020, June 29, 2020, July 17, 2020, July 20, 2020 and August 31, 2020;
•	Current Reports of SFC (now known as OMFC) on Form 8-K, filed with the SEC on May 14, 2020 and June 29, 2020; and
•
Those portions of the Definitive Proxy Statement of OMH on Schedule 14A filed with the SEC on April 6, 2020, incorporated by reference in the Annual Report of OMH on Form 10-K for the year ended December 31, 2019.

We will provide to each person, including any beneficial owner to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:
OneMain Finance Corporation
601 N.W. Second Street
Evansville, IN 47708
Attn: Legal Department
Telephone: (812) 424-8031

PROSPECTUS

ONEMAIN HOLDINGS, INC.
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
(and guarantees thereof)
WARRANTS
STOCK PURCHASE CONTRACTS
AND
STOCK PURCHASE UNITS
ONEMAIN FINANCE CORPORATION
DEBT SECURITIES
(and guarantees thereof)
OneMain Holdings, Inc. (“OMH”) may offer, issue and sell from time to time, together or separately:
•	shares of its common stock;
•	shares of its preferred stock, which it may issue in one or more series;
•	depositary shares representing shares of its preferred stock;
•	debt securities, which may be senior, subordinated or junior subordinated debt securities;
•	warrants to purchase debt or equity securities;
•	stock purchase contracts to purchase shares of its common stock; and
•
stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase its common stock or other securities under the stock purchase contracts.

OneMain Finance Corporation, a direct wholly-owned subsidiary of OMH (“OMFC”), may guarantee the principal of, and premium (if any) and interest on, any such debt securities. OMFC may, from time to time, offer and sell debt securities, which may be senior, subordinated or junior subordinated debt securities, and OMH may guarantee the principal of, and premium (if any) and interest on, such debt securities. In this prospectus, we refer to the debt securities and the guarantees thereof, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units of OMH and the debt securities of OMFC and the guarantees thereof registered hereunder collectively as the “securities.”
We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling stockholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling stockholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
OMH common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “OMF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 7.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is November 6, 2020.

Unless otherwise stated or the context otherwise requires, references in this prospectus to (i) “OMH” refer to OneMain Holdings, Inc. and references to “the Company,” “we,” “our,” and “us” refer to OneMain Holdings, Inc. collectively with its subsidiaries, whether directly or indirectly owned, including OMFC, and (ii) “OMFC” refer to OneMain Finance Corporation, and unless the context otherwise requires, its consolidated subsidiaries.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using an automatic “shelf” registration process. Under this automatic shelf registration process, we or any selling stockholders may, from time to time, offer and sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.
This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should only rely on the information contained or incorporated by reference in this prospectus. Neither we nor any selling stockholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling stockholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.
You should assume that the information in this prospectus is accurate as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus contains summary descriptions of the securities that we or selling stockholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website at www.omf.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus or incorporated by reference into this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated by the SEC thereunder. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Documents by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that each of OMH and OMFC file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that OMH and OMFC have already filed with the SEC (other than any portion of such filings that are furnished, rather than filed, under the SEC’s applicable rules):
•	Combined Annual Report of OMH and SFC (now known as OMFC) on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020 (“2019 Annual Report on Form 10-K”);
•
Combined Quarterly Reports of OMH and SFC (now known as OMFC) on Form 10-Q for the quarter ended March 31, 2020, and Combined Quarterly Reports of OMH and OMFC on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020, filed with the SEC on April 29, 2020, July 30, 2020, and October 29, 2020, respectively;

•	Current Reports of OMH on Form 8-K, filed with the SEC on March 3, 2020, March 18, 2020, April 23, 2020, May 14, 2020, May 22, 2020, June 29, 2020, July 17, 2020, July 20, 2020 and August 31, 2020;
•	Current Reports of OMFC on Form 8-K, filed with the SEC on May 14, 2020 and June 29, 2020;
•	Those portions of the Definitive Proxy Statement of OMH on Schedule 14A filed with the SEC on April 6, 2020 incorporated by reference in the 2019 Annual Report on Form 10-K; and
•	The description of OMH’s common stock set forth in its registration statement on Form 8-A filed with the SEC on October 11, 2013.
We incorporate by reference additional documents that OMH and OMFC may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information that has been “furnished” but not “filed” for purposes of the Exchange Act and applicable SEC rules). These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The SEC file number is 001-36129 for OMH and 001-06155 for OMFC.
We will provide without charge, upon written or oral request, a copy to each person to whom this prospectus is delivered of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to OneMain Holdings, Inc., 601 N.W. Second Street, Evansville, Indiana 47708 (telephone number: (812) 424-8031).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements are subject to risks, uncertainties, assumptions, and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will” are intended to identify forward-looking statements. As set forth more fully under “Part I, Item 1A. Risk Factors” in the most recent combined Annual Report on Form 10-K of OMH and OMFC and any subsequent combined Quarterly Reports on Form 10-Q of OMH and OMFC, each of which is incorporated by reference herein, important factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following:
•	adverse changes in general economic conditions, including the interest rate environment and the financial markets;
•	risks associated with the global outbreak of a novel strain of coronavirus (“COVID-19”) and the mitigation efforts by governments and related effects on us, our customers, and employees;
•
our estimates of the allowance for finance receivable losses may not be adequate to absorb actual losses, causing our provision for finance receivable losses to increase, which would adversely affect our results of operations;

•	increased levels of unemployment and personal bankruptcies;
•	adverse changes in the rate at which we can collect or potentially sell our finance receivables portfolio;
•	natural or accidental events such as earthquakes, hurricanes, tornadoes, fires, or floods affecting our customers, collateral, or our branches or other operating facilities;
•	war, acts of terrorism, riots, civil disruption, pandemics, disruptions in the operation of our information systems, or other events disrupting business or commerce;
•
risks related to the acquisition or sale of assets or businesses or the formation, termination, or operation of joint ventures or other strategic alliances, including increased loan delinquencies or net charge-offs, integration or migration issues, increased costs of servicing, incomplete records, and retention of customers;

•
a failure in or breach of our operational or security systems or infrastructure or those of third parties, including as a result of cyber-attacks, or other cyber-related incidents involving the loss, theft or unauthorized disclosure of personally identifiable information, or “PII,” of our present or former customers;

•	our credit risk scoring models may be inadequate to properly assess the risk of customer unwillingness or lack of capacity to repay;
•	adverse changes in our ability to attract and retain employees or key executives to support our businesses;
•
increased competition, or changes in customer responsiveness to our distribution channels, an inability to make technological improvements, and the ability of our competitors to offer a more attractive range of personal loan products than we offer;

•
changes in federal, state, or local laws, regulations, or regulatory policies and practices that adversely affect our ability to conduct business or the manner in which we currently are permitted to conduct business, such as licensing requirements, pricing limitations or restrictions on the method of offering products, as well as changes that may result from increased regulatory scrutiny of the sub-prime lending industry, our use of third-party vendors and real estate loan servicing, or changes in corporate or individual income tax laws or regulations, including effects of Public Law 115-97 amending the Internal Revenue Code of 1986, commonly referred to as the “Tax Act,” and the Coronavirus Aid, Relief, and Economic Security Act, commonly referred to as the “CARES Act”;
•	risks associated with our insurance operations, including insurance claims that exceed our expectations or insurance losses that exceed our reserves;
•	our inability to successfully implement our growth strategy for our consumer lending business or successfully acquire portfolios of personal loans;
•	a change in the proportion of secured loans may affect our personal loan receivables and portfolio yield;
•	declines in collateral values or increases in actual or projected delinquencies or net charge-offs;
•
potential liability relating to finance receivables which we have sold or securitized or may sell or securitize in the future if it is determined that there was a non-curable breach of a representation or warranty made in connection with such transactions;

•	the costs and effects of any actual or alleged violations of any federal, state, or local laws, rules or regulations, including any associated litigation and damage to our reputation;
•
the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority and any associated litigation and damage to our reputation;

•	our continued ability to access the capital markets and maintain adequate current sources of funds to satisfy our cash flow requirements;
•	our ability to comply with our debt covenants;
•	our ability to generate sufficient cash to service all of our indebtedness;
•	any material impairment or write-down of the value of our assets;
•
the ownership of OMH’s common stock continues to be highly concentrated, which may prevent other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest;

•	the effects of any downgrade of our debt ratings by credit rating agencies, which could have a negative impact on our cost of and/or access to capital;
•
our substantial indebtedness, which could prevent us from meeting our obligations under our debt instruments and limit our ability to react to changes in the economy or our industry or our ability to incur additional borrowings;

•	our ability to maintain sufficient capital levels in our regulated and unregulated subsidiaries;
•	changes in accounting standards or tax policies and practices and the application of such new standards, policies and practices; and
•	management estimates and assumptions, including estimates and assumptions about future events, may prove to be incorrect.
We also direct readers to the other risks and uncertainties discussed in other documents we file with the SEC.
The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

OUR COMPANY
Overview
We are a leading consumer finance company providing responsible personal loan products to customers through our branch network and the internet. We have over a 100-year track record of high-quality origination, underwriting and servicing of secured and unsecured personal loans, primarily to non-prime consumers. Our deep understanding of local markets and customers, together with our proprietary underwriting process and data analytics, allows us to price, manage and monitor risk effectively through changing economic conditions. With an experienced management team, proven access to the capital markets and strong demand for consumer credit, we believe we are well positioned for future growth.
We staff each of our branch offices with local, well-trained personnel who have significant experience in the industry. Our business model revolves around an effective origination, underwriting and servicing process that leverages each branch office’s local presence in these communities along with the personal relationships developed with our customers. Credit quality is also driven by our long-standing underwriting philosophy, which takes into account each prospective customer’s household budget and his or her willingness and capacity to repay the loan.
In connection with our personal loan business, our insurance subsidiaries offer our customers optional credit and non-credit insurance policies covering our customers and the property pledged as collateral for our personal loans. As of September 30, 2020, we had $17.8 billion of net finance receivables due from approximately 2.30 million personal loans, all of which was held by OMFC and its subsidiaries.
Our Corporate History and Corporate Information
OMFC is a financial services holding company whose subsidiaries engage in the consumer finance and insurance business. OMFC was incorporated in Indiana in 1927 as successor to a business started in 1920. OMH was incorporated in Delaware in 2013. On November 15, 2015, OMH acquired all of the outstanding equity interests of OneMain Financial Holdings, LLC (“OMFH”) for approximately $4.5 billion in cash (the “OneMain Acquisition”). In connection with the OneMain Acquisition, OMH changed its name from Springleaf Holdings, Inc. to OneMain Holdings, Inc. As a result of the OneMain Acquisition, OMFH became a wholly-owned, indirect subsidiary of OMH. Subsequently, in an effort to simplify our legal entity structure, we undertook a series of intercompany equity contributions and mergers, pursuant to which OMFH become a wholly-owned direct subsidiary of OMFC (effective as of June 22, 2018) and OMFC became a wholly-owned direct subsidiary of OMH (on September 20, 2019, but effective for purposes of OMFC’s consolidated financial statements as of July 1, 2019). Effective as of July 1, 2020, OMFC changed its name from Springleaf Finance Corporation to OneMain Finance Corporation.
On June 25, 2018, an investor group led by funds managed by affiliates of Apollo Global Management, LLC and Värde Partners, Inc. (the “Apollo-Värde Group”) completed its purchase of 54,937,500 shares (the “Apollo-Värde Transaction”) of OMH’s common stock beneficially owned by Springleaf Financial Holdings, LLC, representing the entire holdings of OMH’s stock beneficially owned by a private equity fund managed by an affiliate of Fortress Investment Group LLC, for an aggregate purchase price of approximately $1.4 billion in cash (the “Apollo-Värde Transaction”). As a result of the Apollo-Värde Transaction, the Apollo-Värde Group is OMH’s largest stockholder and, as of September 30, 2020, owns approximately 40.9% of the outstanding shares of OMH’s common stock.
General
OMH’s common stock is traded on the NYSE under the symbol “OMF.”
OMH is incorporated in Delaware and OMFC is incorporated in Indiana. Our executive offices are located at 601 N.W. Second Street, Evansville, Indiana 47708. Our telephone number is (812) 424-8031. Our website address is www.omf.com. The information on our website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well the risk factors discussed under “Part I, Item 1A. Risk Factors” in the most recent combined Annual Report on Form 10-K of OMH and OMFC and any subsequent combined Quarterly Reports on Form 10-Q of OMH and OMFC, each of which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we will use the net proceeds from any sale of securities for general corporate purposes. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder. We may pay expenses in connection with sales by selling stockholders.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. Unless otherwise specified in an accompanying prospectus supplement, OMFC’s debt securities will be issued in one or more series under an indenture between OMFC, OMH and Wilmington Trust, National Association, as trustee, dated as of December 3, 2014 (the “OMFC Indenture”), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and OMH’s debt securities will be issued in one or more series under the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part (together with the OMFC Indenture, the “indentures”). See “Where You Can Find More Information” for information on how to obtain copies of the indentures. The indentures will be qualified under the Trust Indenture Act of 1939 (the “TIA”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below and the indenture or form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part.
Please note that, in this section titled “Description of Debt Securities,” references to “the Company,” “we,” “our” and “us” refer either to OMH or OMFC, as the issuer, as applicable, of the applicable series of debt securities and not to any of their respective subsidiaries, unless the context requires otherwise. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be Wilmington Trust, National Association.
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. The aggregate principal amount of debt securities that may be issued under each indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•	whether the issuer of the debt securities is OMH or OMFC;
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the issuer may be made;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date on which the securities are dated if other than the date of original issuance;
•	amount of discount or premium, if any, at which such debt securities will be issued;
•	whether the indenture will contain any additional covenants, or eliminate or change any covenants described herein, that apply to the debt securities;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•	additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;
•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Guarantees
The debt securities issued by OMH may be guaranteed by certain subsidiaries of OMH, including OMFC. Unless otherwise described in the applicable prospectus supplement, the debt securities issued by OMFC will be fully and unconditionally guaranteed by OMH. These guarantees will be joint and several obligations of the guarantor(s). If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.
Certain Covenants
Unless provided otherwise in the applicable prospectus supplement, each indenture provides for the following covenants for the benefit of the holders of all series of debt securities issued thereunder:
SEC Reports and Reports to Holders and the Trustee
The issuer, pursuant to Section 314(a) of the TIA, will be required to file with the trustee within fifteen days after the issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the issuer is not required to file information, documents or reports pursuant to either of such Sections, then to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The issuer, pursuant to Section 314(a) of the TIA, will also be required to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the issuer with the conditions and covenants provided for in the applicable indenture as may be required from time to time by such rules and regulations. The issuer is also required to deliver to the trustee, within 120 days after the end of the issuer’s fiscal year, a written statement as to the Company’s compliance with all conditions and covenants under the indenture. In addition, the issuer, pursuant to Section 314(a) of the TIA, will be required to transmit to the holders of the debt securities within 30 days after the filing thereof with the trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the issuer pursuant to the two immediately preceding sentences as may be required by rules and regulations prescribed from time to time by the SEC.
The issuer has also agreed to notify the trustee when and as the notes become admitted to trading on any national securities exchange.
Restrictions on Liens
(a)
The issuer will not at any time, directly or indirectly, suffer to exist, and shall not cause, suffer or permit any Subsidiary to create, assume or suffer to exist, any Mortgage of or upon any of its or their properties or assets, real or personal, whether owned at the issue date or thereafter acquired, or of its or upon any income or profit therefrom, without making effective provision, and the issuer covenants that in any such case the issuer will make or cause to be made effective provision, whereby the debt securities shall be secured by such Mortgage equally and ratably with or prior to any and all other obligations and Indebtedness to be secured thereby, so long as any such other obligations and Indebtedness shall be so secured.

(b)
Nothing in this covenant shall be construed to prevent the issuer or any Subsidiary from creating, assuming or suffering to exist, and the issuer or any Subsidiary is hereby expressly permitted to create, assume or suffer to exist, without securing the debt securities as hereinabove provided, any Mortgage of the following character:

(1)	any Mortgage on any properties or assets of the issuer or any Subsidiary existing on the issue date;
(2)
any Mortgage on any properties or assets of the issuer or any Subsidiary, in addition to those otherwise permitted by this subsection (b) of this covenant, securing Indebtedness of the issuer or any Subsidiary and refundings or extensions of any such Mortgage and the Indebtedness secured thereby for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same;

provided that at the time such Indebtedness was initially incurred, the aggregate amount of secured Indebtedness permitted by this paragraph (2), after giving effect to such incurrence, does not exceed 10% of Consolidated Net Tangible Assets, as applicable;
(3)	any Mortgage on any property or assets of any Subsidiary to secure Indebtedness owing by it to the issuer or to a Wholly-owned Subsidiary;
(4)
any Mortgage on any property or assets of any Subsidiary to secure, in the ordinary course of business, its Indebtedness, if as a matter of practice, prior to the time it became a Subsidiary, it had borrowed on the basis of secured loans or had customarily deposited collateral to secure any or all of its obligations;

(5)
any purchase money Mortgage on property, real or personal, acquired or constructed by the issuer or any Subsidiary after the issue date, to secure the purchase price of such property (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction of any such property to be subject to such Mortgage), or Mortgages existing on any such property at the time of acquisition, whether or not assumed, or any Mortgage existing on any property of any corporation at the time it becomes a Subsidiary, or any Mortgage with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the Indebtedness secured by all such Mortgages on a particular parcel of property shall not exceed 75% of the cost of such property, including the improvements thereon, to the issuer or any such Subsidiary; and provided, further, that any such Mortgage does not spread to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed other than additions to such property;

(6)
refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of any Mortgage permitted by this subsection (b) of this covenant (other than pursuant to paragraph (2) hereof) for amounts not exceeding (A) the principal amount of the Indebtedness so refinanced, refunded, extended, renewed or replaced at the time of the refunding or extension thereof, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and covering only the same property theretofore securing the same;

(7)
deposits, liens or pledges to enable the issuer or any Subsidiary to exercise any privilege or license, or to secure payments of workmen’s compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the issuer or any Subsidiary is a party, or to secure public or statutory obligations of the issuer or any Subsidiary, or to secure surety, stay or appeal bonds to which the issuer or any Subsidiary is a party; or other similar deposits, liens or pledges made in the ordinary course of business;

(8)
mechanics’, workmen’s, repairmen’s, materialmen’s, or carriers’ liens; or other similar liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;

(9)
liens arising out of judgments or awards against the issuer or any Subsidiary with respect to which the issuer or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the issuer or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the issuer or such Subsidiary is a party;

(10)
liens for taxes not yet subject to penalties for non-payment or contested, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the issuer or of the Subsidiary owning the same;

(11)
other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property and assets or materially impair the use thereof in the operation of its business; and

(12)	any Mortgage created by the issuer or any Subsidiary in connection with a transaction intended by the issuer or such Subsidiary to be one or more sales of properties or assets of the issuer or such Subsidiary; provided that such Mortgage shall only apply to the properties or assets involved in such sale or sales, the income from such properties or assets and/or the proceeds of such properties or assets.
(c)
If at any time the issuer or any Subsidiary shall create or assume any Mortgage not permitted by subsection (b) of this covenant, to which the covenant in subsection (a) of this covenant is applicable, the issuer shall promptly deliver to the trustee (1) an officers’ certificate stating that the covenant of the issuer contained in subsection (a) of this covenant has been complied with; and (2) an opinion of counsel to the effect that such covenant has been complied with, and that any instruments executed by the issuer in the performance of such covenant comply with the requirements of such covenant.

(d)
In the event that the issuer shall hereafter secure the debt securities equally and ratably with (or prior to) any other obligation or Indebtedness pursuant to the provisions of this covenant, the trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as the Company may deem advisable to enable the trustee to enforce effectively the rights of the holders of the debt securities so secured equally and ratably with (or prior to) such other obligation or indebtedness.

Merger and Consolidation
Unless provided otherwise in the applicable prospectus supplement, the issuer may consolidate with, merge with or into, or sell or convey all or substantially all of the issuer’s assets to, any other corporation or entity if:
(a)
(i) in the case of a merger, the issuer is the surviving entity in such merger, or (ii) in the case of a merger in which the issuer is not the surviving entity or in the case of a consolidation or a sale or conveyance of assets, the entity into which the issuer is merged or the entity which is formed by such consolidation or which acquires by sale or conveyance all or substantially all of the issuer’s assets shall be a corporation, association, company or business trust organized and existing under the laws of the United States of America or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any premium and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants under the applicable indenture and the debt securities to be performed or observed by the issuer by a supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such entity; and

(b)
the issuer or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance or observance of any such covenant and shall not immediately thereafter have outstanding (or otherwise be liable for) any Indebtedness secured by a Mortgage not expressly permitted by the provisions of the applicable indenture or shall have secured the debt securities thereunder equally and ratably with (or prior to) any Indebtedness secured by any Mortgage not so permitted; and

(c)
the issuer shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture and an opinion of counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the successor entity.

Modification and Waiver
Unless provided otherwise in the applicable prospectus supplement, each indenture, the debt securities and the debt security guarantees may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, unless each holder to be affected by the proposed change consents, no modification or amendment may:
•	change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any outstanding debt security;
•	reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any debt security;
•	change the places or currency of payment of the principal of, or any premium or interest on, any debt security;

•	impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any debt security on or after the date the payment is due;
•	reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to:
(a)	modify or amend the applicable indenture with respect to that series,
(b)	waive any past default or compliance with certain restrictive provisions, or
(b)	constitute a quorum or take action at a meeting; or
•
otherwise modify the provisions of the indenture concerning modification or amendment or concerning waiver of compliance with certain provisions of, or certain defaults and their consequences under, the indenture, except to:

(a)	increase the percentage of outstanding debt securities necessary to modify or amend the indenture or to give the waiver, or
(b)
provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the issuer’s obligation to comply with certain restrictive provisions applicable to the series.
The indenture, the debt securities and the debt security guarantees may be modified or amended without the consent of any holder of outstanding debt securities for any of the following purposes:
•	to evidence that another entity is the issuer’s or a guarantor’s successor, as applicable, and has assumed the issuer’s or guarantors obligations with respect to the debt securities;
•
to add to the issuer’s or a guarantor’s covenants, as applicable, for the benefit of the holders of all or any series of debt securities or to surrender any of the issuer’s or guarantor’s rights or powers under the applicable indenture;

•	to add any Events of Default to all or any series of debt securities;
•
to delete or modify any Events of Default with respect to all or any series of debt securities and to specify the rights and remedies of the trustee and the holders of such securities in connection therewith;

•
to change or eliminate any restrictions on the payment of the principal of, or any premium or interest on, any debt securities, to modify the provisions relating to global debt securities, or to permit the issuance of debt securities in uncertificated form, so long as in any such case the interests of the holders of debt securities are not adversely affected in any material respect;

•	to add to, change or eliminate any provision of the applicable indenture in respect of one or more series of debt securities, so long as either
(a)	there is no outstanding debt security of any series entitled to the benefit of the provision; or
(b)	the amendment does not apply to any then outstanding debt security;
•	to secure any series of the debt securities’
•
to provide for the appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions to facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•
to facilitate the satisfaction and discharge, or Legal Defeasance or Covenant Defeasance with respect to the debt securities of any series by the deposit in trust of money and/or Government Obligations;

•	to cure any ambiguity, defect, mistake or inconsistency in the applicable indenture, debt security or debt security guarantee; or

•
to make any other changes with respect to matters or questions arising under the applicable indenture, or any series of debt security or debt security guarantee so long as the action does not adversely affect the interests of the holders of the debt securities of any series in any material respect.

Satisfaction and Discharge
Unless provided otherwise in the applicable prospectus supplement, each indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:
(a)	either
(1)
all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to the issuer, have been delivered to the trustee for cancellation; or

(2)
all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense of the issuer, and the issuer has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b)	the issuer has paid or caused to be paid all sums payable by it under the indenture; and
(c)
in the event of a deposit as provided in clause (i)(b) above, the issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or the redemption date, as the case may be.

In addition, the issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Defeasance of Certain Covenants
The issuer at any time may terminate all its obligations under the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees except for certain obligations, including those respecting the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the debt securities of the applicable series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. This is known as “Legal Defeasance.” The issuer at any time may terminate its obligations under the covenants described under “—Limitations on Liens” above and the operation of clause (4) described under “—Events of Default, Notice and Waiver” below. This is known as “Covenant Defeasance.”
The issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the issuer exercises its Legal Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default with respect thereto. If the issuer exercises its Covenant Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default specified in clause (4) described under “—Events of Default, Notice and Waiver” below.
In order to exercise either defeasance option, the issuer must irrevocably deposit in trust (the “Defeasance Trust”) with the trustee money or Government Obligations for the payment of principal and interest (if any) on the applicable series of debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including (unless the applicable series of debt securities will mature or be redeemed within 30 days) delivering to the trustee an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not occurred, and, in the case of Legal Defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Events of Default, Notice and Waiver
Unless provided otherwise in the applicable prospectus supplement, if an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice as provided in the indenture, the principal amount of all the debt securities of that series due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration will occur automatically. If all Events of Default with respect to a series of debt securities have been cured or waived, and all amounts due otherwise than because of the acceleration have been paid or deposited with the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind the acceleration and its consequences.
The holders of a majority in aggregate principal amount of debt securities of an affected series may waive any past Default with respect to such series of debt securities, and any Event of Default arising from a past default, except in the case of (i) a Default in the payment of the principal of, or any premium or interest on, any debt security; or (ii) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding debt security of an affected series.
“Event of Default,” when used in each indenture with respect to any series of debt securities, means any of the following events:
(a)	a default in the payment of any interest payable in respect of any debt security, when such interest becomes due and payable, and continuance of such default for a period of 30 days;
(b)	a default in the payment of the principal of and any premium on any debt security when it becomes due and payable at its maturity;
(c)	a default in the deposit of any sinking fund payment, when and as due by the terms of a security of that series;
(d)	a default by the issuer in the performance or breach of any covenant or warranty under the Indentures, and the continuance of such default or breach for a period of 90 days; and
(e)	certain events in bankruptcy, insolvency or reorganization of the issuer.
A Default under clause (d) is not an Event of Default until the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series notify the issuer in writing of the Default, and the issuer does not cure the Default within the time specified in such clause after receipt of such notice.
When a Default under clause (d) is cured or remedied within the specified period, it ceases to exist. If an Event of Default (other than an Event of Default with respect to the issuer specified in clause (e) above) occurs and is continuing, the trustee, by written notice to the issuer, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series, by written notice to the issuer and the trustee, may declare all unpaid principal of and accrued interest on the debt securities of the affected series then outstanding to be due and payable (the “Default Amount”). Upon a declaration of acceleration, such amount shall be due and payable immediately, subject to certain conditions as described in the indenture.
If an Event of Default with respect to the issuer specified in clause (e) above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.
Under certain circumstances, the holders of a majority in aggregate principal amount of the debt securities of the affected series then outstanding may rescind an acceleration with respect to the debt securities of the affected series and its consequences.
In case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest (if any) when due, no holder may pursue any remedy with respect to the applicable indenture or the debt securities of the affected series unless (i) such holder has previously given the trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested the trustee to pursue the remedy, (iii) such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding debt securities of the affected series have not given the trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of the affected series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the applicable indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.
If a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders. In addition, the issuer is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The issuer is also required to deliver to the trustee, within 30 days after the Company becomes aware of the occurrence thereof, written notice of any event which would constitute a Default.
Certain Definitions
Unless provided otherwise in the applicable prospectus supplement, as used in the indentures and this prospectus, the following definitions apply:
“Consolidated Net Tangible Assets” means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the issuer and its Subsidiaries, after deducting therefrom (i) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder’s equity and reserves for deferred income taxes and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Government Obligations,” means (i) direct obligations of the United States of America where the timely payment or payments thereunder are supported by the full faith and credit of the United State of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.
“Indebtedness” means all obligations which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities, including without limitation by the enumeration thereof, obligations arising through direct or indirect guarantees (including agreements, contingent or otherwise, to purchase Indebtedness or to purchase property or services for the primary purpose of enabling the payment of Indebtedness or assuring the owner of Indebtedness against loss) or through agreements, contingent or otherwise, to supply or advance funds for the payment or purchase of Indebtedness of others; provided, however, that in determining Indebtedness of any Person, there shall not be included rental obligations under any lease of such Person, whether or not such rental obligations would, under generally accepted accounting principles, be required to be shown on the balance sheet of such Person as a liability item.

“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Stated Maturity,” when used with respect to any debt security or any installment of principal thereof or any premium or interest thereon, means the fixed date on which the principal of such debt security or such installment of principal or premium or interest is due and payable.
“Subsidiary,” when used with respect to any Person, shall mean (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Wholly-owned,” when used with reference to a Subsidiary of a Person, shall mean a Subsidiary of which all of the outstanding capital stock (except directors’ qualifying shares) is owned by such Person and/or one or more of such Person’s wholly-owned Subsidiaries.
Global Securities
Unless the issuer informs you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement. With respect to any debt securities held in book-entry form through a depositary, the depositary or its nominee will be the sole registered and legal owner of those debt securities, and references in this prospectus to any “securityholder” or “holder” of those debt securities means only the depositary or its nominee.
Regarding the Trustee
The trustee for each indenture is Wilmington Trust, National Association. The trustee is permitted to engage in other transactions with the issuer and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder, member or limited partner of the issuer or its parent companies shall have any liability for any of its obligations under the debt securities or the applicable indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities.
Governing Law
The indenture, the debt securities and any guarantees thereunder shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of OMH’s amended and restated certificate of incorporation, as amended (the “A&R Certificate”) and amended and restated bylaws, as amended (the A&R Bylaws”). These descriptions contain all information which we consider to be material, but may not contain all of the information that is important to you. To understand them fully, you should read our A&R Certificate and A&R Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. References in this “Description of the Capital Stock” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
Please note that, with respect to any of our shares held in book-entry form through The Depository Trust Company or any other share depositary, the depositary or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus to any “stockholder” or “holder” of those shares means only the depositary or its nominee. Persons who hold beneficial interests in our shares through a depositary will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depositary or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depositary or its nominee. Owners of beneficial interests in those shares will have to look solely to the depositary with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depositary, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depositary.
Authorized Capital Stock
Our authorized capital stock consists of:
•	2,000,000,000 shares of common stock, par value $0.01 per share; and
•	300,000,000 shares of preferred stock, par value $0.01 per share.
As of October 22, 2020, 134,325,845 shares of our common stock were issued and outstanding. All the outstanding shares of our common stock are fully paid and non-assessable. No shares of our preferred stock are outstanding.
The following is a description of the material terms of our A&R Certificate and A&R Bylaws, copies of which have been filed with the SEC.
Common Stock
Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors. Our A&R Certificate does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.
Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.
Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock sold under this prospectus will be validly issued, fully paid and nonassessable upon issuance against full payment of the purchase price for such shares.
Preferred Stock
Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, subject to other rights or limitations, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:
•	restricting dividends in respect of our common stock;
•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;
•	impairing the liquidation rights of our common stock; or
•	delaying or preventing a change of control of us.
Regulations Concerning Change of Control
Certain of the states in which we are licensed to originate loans and the state in which our insurance subsidiaries are domiciled (Texas) have laws or regulations which require regulatory approval for the acquisition of “control” of regulated entities. Under some state laws or regulations applicable to licensing, there exists a presumption of “control” when an acquiring party acquires as little as 10% of the voting securities of a regulated entity or of a company which itself controls (directly or indirectly) a regulated entity (the threshold is 10% under the insurance statutes of Texas). Therefore, any person acquiring 10% or more of our common stock may need the prior approval of some state insurance and/or licensing regulators, or a determination from such regulators that “control” has not been acquired.
Amended and Restated Stockholders Agreement
General
On June 25, 2018, in connection with the closing of the Apollo-Värde Transaction, the Company and OMH Holdings L.P., a special purpose entity formed by the Apollo-Värde Group (the “Acquisition Entity”), entered into an amended and restated stockholders agreement (the “A&R Stockholders Agreement”) containing, among other things, certain provisions described below. As discussed further below, the A&R Stockholders Agreement provides certain rights to the Acquisition Entity with respect to the designation of directors for nomination and election to the OMH board of directors, as well as registration rights for certain of our securities beneficially owned, directly or indirectly, by the Acquisition Entity and its Permitted Transferees (collectively, the “Stockholders”). The term “Permitted Transferees” and other capitalized terms used but not defined in this discussion have the respective meanings given to them in the A&R Stockholders Agreement.
The A&R Stockholders Agreement provides that the parties thereto will use their respective reasonable efforts, including voting or causing to be voted all of our voting shares beneficially owned by each, so that no amendment is made to our A&R Certificate or Bylaws in effect as of the date of the A&R Stockholders Agreement (i) that would add restrictions to the transferability of our shares by the Stockholders, which are beyond those provided for in our A&R Certificate, the A&R Stockholders Agreement or applicable securities laws or (ii) that nullify the rights set out in the A&R Stockholders Agreement of the Stockholders unless such amendment is approved by such Stockholders.
Designation and Election of Directors
The A&R Stockholders Agreement provides that, for so long as the A&R Stockholders Agreement is in effect, we and each Stockholder shall take all reasonable actions within our respective control (including voting or causing to be voted all of the securities held of record or beneficially owned by such Stockholder entitled to vote generally in the election of our directors and, with respect to us, including in the slate of nominees recommended by the OMH board of directors those individuals designated by the Acquisition Entity) so as to elect to the OMH board of directors, and to cause to continue in office:
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a number of directors equal to a majority of the OMH board of directors, plus one director, who are designated by the Acquisition Entity, for so long as the Acquisition Entity directly or indirectly beneficially owns, together with its Permitted Transferees, at least 33% of our voting power;

•
a number of directors equal to a majority of the OMH board of directors, minus one director, who are designated by the Acquisition Entity, for so long as the Acquisition Entity directly or indirectly beneficially owns, together with its Permitted Transferees, less than 33% but at least 20% of our voting power, provided that if the OMH board of directors consists of six or fewer directors, then the Acquisition Entity shall have the right to designate two directors;

•
a number of directors (rounded up to the nearest whole number) that would be required to maintain the Acquisition Entity’s proportional representation on the OMH board of directors who are designated by the Acquisition Entity for so long as the Acquisition Entity directly or indirectly beneficially owns, together with its Permitted Transferees, less than 20% but at least 10% of our voting power, provided that if the OMH board of directors consists of six or fewer directors, then the Acquisition Entity shall have the right to designate two directors; and

•
a number of directors (rounded up to the nearest whole number) that would be required to maintain the Acquisition Entity’s proportional representation on the OMH board of directors who are designated by the Acquisition Entity for so long as the Acquisition Entity directly or indirectly beneficially owns, together with its Permitted Transferees, less than 10% but at least 5% of our voting power, provided that if the OMH board of directors consists of six or fewer directors, then the Acquisition Entity shall have the right to designate one director.

Indemnification of the Acquisition Entity
The A&R Stockholders Agreement provides that we will indemnify the Acquisition Entity and its officers, directors, employees, agents, and affiliates against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:
•	the Acquisition Entity’s status as an equity holder of the Company;
•	the ownership or the operation of our assets or properties and the operation or conduct of our business; and
•	any other activities we engage in.
In addition, we have agreed to indemnify the Acquisition Entity and its officers, directors, employees, agents, and affiliates against losses, including liabilities under the Securities Act and the Exchange Act, relating to actual or alleged misstatements in or omissions from any registration statement, prospectus, preliminary prospectus or any amendment or supplement thereto, other than misstatements or omissions made in reliance on information relating to and furnished by the Acquisition Entity for use in the preparation of that registration statement or report.
Registration Rights
Demand Rights. Each Stockholder has, for so long as such Stockholder directly or indirectly beneficially owns, together with Acquisition Entity and its Permitted Transferees, an amount of Company common stock (whether owned at the time of the offering or subsequently acquired) equal to or greater than 1% of our shares of common stock then issued and outstanding (a “Registrable Amount”), “demand” registration rights that allow the Stockholder, for itself and for the Acquisition Entity and its Permitted Transferees, at any time after 180 days following the date of the A&R Stockholders Agreement, to request that we register under the Securities Act an amount equal to or greater than a Registrable Amount. The Stockholder, for itself and for the Acquisition Entity and its Permitted Transferees, will be entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. We will not be required to effect any demand registration within one month of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights, described below, and which included at least 50% of the shares of common stock requested by the requestor to be included. We will not be obligated to grant a request for a demand registration within one month of any other demand registration.
Piggyback Rights. For so long as Stockholders beneficially own a Registrable Amount and subject to certain other conditions, Stockholders have “piggyback” registration rights that allow them to include the common stock that they own in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8 or pursuant to an employee benefit plan arrangement) or by any of our other stockholders that have registration rights. These “piggyback” registration rights will be subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.
Shelf Registration. We granted to the Acquisition Entity and its Permitted Transferees, for so long as the Acquisition Entity, together with its Permitted Transferees, beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of Company common stock to be made on a continuous basis until all shares covered by such registration have been sold, subject to our right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12-month period) if we determine that certain disclosures required by the shelf registration statements would be detrimental to us or our stockholders. In addition, Stockholders may elect to participate in such shelf registrations within five days after notice of the registration is given.
Indemnification; Expenses; Lock-ups. Under our A&R Stockholders Agreement, we have agreed to indemnify the applicable selling Stockholders and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells shares of our common stock, unless such liability arose from the applicable selling stockholder’s misstatement or omission, and the applicable selling Stockholder will agree to indemnify us against all losses caused by its misstatements or omissions. We will pay all registration and offering-related expenses incidental to our performance under the A&R Stockholders Agreement, and the applicable selling Stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of common stock under the A&R Stockholders Agreement. Under the A&R Stockholders Agreement we agreed to enter into, and to cause our officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Acquisition Entity, for itself and for its affiliates and Permitted Transferees.
Observer Rights. For so long as the Stockholders beneficially own, in the aggregate, at least 10% of the voting power of the Company, the Acquisition Entity shall have the right to appoint three non-voting representatives to attend meetings of the OMH board of directors and committees of the OMH board of directors.
Anti-Takeover Effects of Delaware Law, OMH’s A&R Certificate and A&R Bylaws
The following is a summary of certain provisions of our A&R Certificate and A&R Bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute
We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.
Our A&R Certificate provides that Section 203 of the Delaware General Corporation Law, as amended (the “DGCL”), an anti-takeover law, will not apply to us; however, our A&R Certificate contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders and not by written consent by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our A&R Certificate provides that the Acquisition Entity and certain of its affiliates, and any group as to which such persons are a party or any transferee of any such person or group of persons, will not constitute “interested stockholders” for purposes of this provision.
Other Provisions of Our A&R Certificate and A&R Bylaws
Our A&R Certificate provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire in 2023, 2021, and 2022, respectively. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer, or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our A&R Certificate and A&R Bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote; provided, however, that for so long as Acquisition Entity and certain of its affiliates and Permitted Transferees beneficially own, directly or indirectly, at least 30% of our issued and outstanding common stock, directors may be removed with or without cause with the affirmative vote of a majority of the voting interest of stockholders entitled to vote. Pursuant to our A&R Certificate, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “—Preferred Stock.”
Ability of our Stockholders to Act
Our A&R Certificate and A&R Bylaws do not permit our stockholders to call special stockholders meetings; provided, however, that for so long as the Acquisition Entity and certain of its affiliates and Permitted Transferees beneficially own at least 20% of our issued and outstanding common stock, any stockholders that collectively beneficially own at least 20% of our issued and outstanding common stock may call special meetings of our stockholders. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.
Under our A&R Certificate and A&R Bylaws, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting by written consent of a majority of our stockholders for so long as the Acquisition Entity and certain of its affiliates and Permitted Transferees beneficially own, directly or indirectly, at least 20% of our issued and outstanding common stock. After the Acquisition Entity and certain of its affiliates and Permitted Transferees, beneficially own, directly or indirectly, less than 20% of our issued and outstanding stock, only action by unanimous written consent of our stockholders can be taken without a meeting.
Our A&R Bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
Our A&R Bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our board of directors, (b) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
Forum Selection Clause
Our A&R Certificate provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. In the event that the Court of Chancery lacks jurisdiction over any such action or proceeding, our A&R Certificate provides that the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Our A&R Certificate further provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision.
Limitations on Liability and Indemnification of Directors and Officers
Our A&R Certificate provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for the following (to the extent such exemption is not permitted under the DGCL, as amended from time to time):
•	any breach of the director’s duty of loyalty to us or our stockholders;
•	intentional misconduct or a knowing violation of law;
•	liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or
•	any transaction from which the director derives an improper personal benefit.
Our A&R Certificate and A&R Bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

We have entered into separate indemnification agreements with certain of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our A&R Certificate against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our A&R Certificate. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.
Corporate Opportunity
Under our A&R Certificate, to the extent permitted by law:
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The Acquisition Entity and its affiliates have the right to and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

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if the Acquisition Entity or any of its affiliates or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
in the event that any of our directors and officers who is also a director, officer, or employee of the Acquisition Entity or any of its affiliates acquires knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if the Acquisition Entity or any of its affiliates pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.
Transfer Agent
The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.
Listing
Our common stock is listed on the NYSE under the symbol “OMF”.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock. References in this “Description of Depositary Shares” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.
Conversion
If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•	all outstanding depositary shares to which it relates have been redeemed or converted; or
•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. References in this “Description of the Warrants” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•	the title of the warrants;
•	the designation, amount and terms of the securities for which the warrants are exercisable;
•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•	the price or prices at which the warrants will be issued;
•	the aggregate number of warrants;
•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of warrants that may be exercised at any time; and
•	information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part. References in this “Description of Stock Purchase Contracts and Stock Purchase Units” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.
SELLING STOCKHOLDERS
Information about selling stockholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more purchasers;
•	through agents;
•	to or through underwriters, brokers or dealers; or
•	through a combination of any of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement, as the case may be.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any, and any obligations in relation thereto;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
In addition to selling its common stock under this prospectus, a selling stockholder may:
•	transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•	sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirement of Rule 144 or Rule 145; or
•	sell its common stock by any other legally available means.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. If we offer securities through dealers, the applicable prospectus supplement will specify any commissions or discounts offered to such dealers.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.
In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Sidley Austin LLP, Chicago, Illinois. In addition, certain legal matters will be passed upon for OMFC by Jack R. Erkilla, Esq., Senior Vice President, Deputy General Counsel and Secretary of OMFC.
EXPERTS
The OneMain Holdings, Inc. financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to OneMain Holdings, Inc.’s and Springleaf Finance Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The OneMain Finance Corporation financial statements incorporated in this prospectus by reference to OneMain Holdings, Inc.’s and Springleaf Finance Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

OneMain Finance Corporation
$500,000,000
   % Senior Notes due 2030
PRELIMINARY PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
RBC Capital Markets
Deutsche Bank Securities
Natixis
Barclays
Citigroup
Citizens Capital Markets
Goldman Sachs & Co. LLC
Mizuho Securities
Morgan Stanley
NatWest Markets
Regions Securities LLC
SOCIETE GENERALE
Co-Managers
BNP PARIBAS
MUFG
Ramirez & Co., Inc.
   , 2020